As filed with the Securities and Exchange Commission on September 10, 2002 Registration No. 333-            .

U. S. Securities and Exchange Commission
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VCG HOLDING CORP.
(Name of small business issuer in its charter)

Colorado	5813	84-1157022

(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

VCG Holding Corp.
1601 W. Evans, Suite 200
Denver, Colorado 80223
(303) 934-2424
(Address and telephone number of principal executive offices and principal place of business)

Micheal L. Ocello, President
VCG Holding Corp.
1601 W. Evans, Suite 200
Denver, Colorado 80223
(303) 934-2424
(Name, address and telephone number of agent for service)

Copies of all communications to:

A. Thomas Tenenbaum, Esq.
Gorsuch Kirgis LLP
Tower 1, Suite 1000, 1515 Arapahoe Street
Denver, Colorado 80202
(303) 376-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	9,786,428(1)	$1.67(2)	$16,343,335(2)	$1,504

Common Stock	700,000(3)	$0.78(4)	$546,000(4)	$51

Total:	10,486,428		$16,889,335	$1,555

(1)
Includes 5,726,428 shares of common stock offered by Selling Security Holders for their own accounts and up to 4,060,000 shares of common stock which may be offered by Registrant in connection with anticipated business combination transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) based on the market value of the registrant’s total assets divided by the total number of shares outstanding on August 30, 2002.

(3)	Shares of common stock reserved for issuance under Registrant’s Stock Option and Bonus Plan.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based on the registrant’s book value per share on August 30, 2002.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated September 10, 2002.

PROSPECTUS

VCG HOLDING CORP.

10,486,428 SHARES OF COMMON STOCK

This prospectus relates to the offer by the holders named herein (the “Selling Security Holders”), for their own accounts, of 5,726,428 shares of our common stock, and the offer by us of up to 4,060,000 shares of our common stock in connection with anticipated business combination transactions and up to 700,000 shares of our common stock reserved for issuance under our Stock Option and Bonus Plan (collectively, the “Securities”).

There currently is no pubic market for our common stock. The sale of the shares by the Selling Security Holders may be effected from time to time in negotiated transactions at negotiated prices. We will not receive any of the proceeds from the sale of the shares by the Selling Security Holders. We expect that the terms upon which we may issue the common stock in business combination transactions will be determined through negotiations with the security holders or principal owners of the businesses whose securities or assets are to be acquired. We expect that the common stock issued will be valued at the time an acquisition agreement is executed or at the time an acquisition is completed. We may receive proceeds upon the exercise of stock options issued under our Stock Option and Stock Bonus Plan, which proceeds will be used for working capital. We will not receive proceeds from the issuance of stock bonuses under the Plan. See “Selling Security Holders and Plan of Distribution.”

The Securities being offered hereby are not being underwritten in this offering.

INVESTING IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “ RISK FACTORS” BEGINNING ON PAGE 5. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION PRESENTED IN THIS PROSPECTUS, IN DECIDING WHETHER OR NOT TO INVEST IN OUR COMMON STOCK. EACH OF THE FACTORS COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AND COULD RESULT IN A LOSS OF ALL OR PART OF YOUR INVESTMENT.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    , 2002

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in other sections of this prospectus. To understand this offering, you should read the entire prospectus carefully, including the risk factors and financial statements.

VCG Holding Corp.

We are in the business of acquiring, owning and operating nightclubs which provide premium quality live adult entertainment, restaurant and beverage services in an up-scale environment to affluent customers. Our management has many years of experience in successfully owning and operating first class nightclubs and has in-depth knowledge of the nightclub industry.

Based on that experience and knowledge, we believe that there is an opportunity for industry consolidation of many profitable first class clubs which are available for acquisition on favorable terms. We also believe that the benefits of consolidation—namely, centralized management, more efficient operations, less costly overhead, and increased market recognition and identity of the clubs under a single brand name—will increase the current profitability of these nightclubs. The PT’s® name and logo used by certain of our nightclubs are trademarks registered with the United States Patent and Trademark Office.

We recently commenced our consolidation plan by acquiring three nightclubs, including real estate, located in suburbs of St. Louis, Missouri; Memphis, Tennessee; and, Indianapolis, Indiana and plan to acquire additional nightclubs in various locations throughout the United States. We currently have identified acquisition candidates and have entered into preliminary discussions with some of these candidates. We plan to make acquisitions for cash and/or shares of our common stock.

Public acceptance and demand for the premium quality adult entertainment that our nightclubs provide has been increasing and legitimatized by other businesses not previously associated with the adult entertainment industry, including: video stores, cable companies, satellite providers, long distance telephone carriers, hotel chains, mutual funds and other institutional investors which invest in publicly traded adult entertainment companies.

The high-end adult nightclub industry has benefited from this acceptance and legitimatization. There is a strong existing and developing market among businessmen, professionals and other affluent persons for first-class adult entertainment nightclubs.

VCG is a Colorado corporation. Our corporate offices are located at 1601 W. Evans, Suite 200, Denver, Colorado 80223, telephone number (303) 934-2424.

Our Strategy

•	Our business strategy is to acquire and consolidate first class adult entertainment nightclubs and increase their profitability.

•	We believe this can be accomplished through the opportunities that consolidation provides for economies of scale in management, operations and marketing.

•	We plan to acquire established nightclubs to avoid the substantial costs and risks associated with building and licensing new nightclubs with no existing customer base.

•
The adult entertainment nightclub industry is fragmented with most nightclub owners owning only one club. Typically, these nightclubs become available for sale because of: owners reaching retirement age, increased operating expenses causing decreased profitability or inability or unwillingness to commit capital to upgrade older nightclubs.

•	We believe that if we are able to achieve sufficient public market valuation for our shares as a public company, we will be able to make all or partial stock acquisitions of nightclubs.

Our Product

We believe maximum profitability is obtained from owning and operating only first class adult entertainment nightclubs which attract an affluent clientele. Our first class entertainment nightclubs are distinguished by the following features:

•
Facilities. Our facilities are within ready access to the principal business, tourist and/or commercial districts in the metropolitan areas in which they are located. The Clubs provide the appearance and atmosphere of an upscale restaurant. Our facilities have state of the art sound systems, theater-quality lighting and professional stage design.

•
Professional On-Site Management. Our facilities are managed by persons highly experienced in the restaurant hospitality industry. Our managers are responsible for maintaining the overall quality of the nightclubs and maintaining the facility as clean, inviting, safe and comfortable.

•	Food and Beverage Operations. Our food and beverage operations meet the high standard of business entertaining provided by an upscale restaurant.

•	Entertainment. Our facilities provide premium quality female performers. We maintain the highest standards for appearance, attitude, demeanor, dress and personality.

The Offering

Securities offered
5,726,428 shares of our common stock are being offered by the holders thereof (the “Selling Security Holders”) for their own accounts, up to 4,060,000 shares of our common stock are being offered by us in connection with anticipated business combination transactions and up to 700,000 shares of our common stock are being offered by us for issuance under our Stock Option and Stock Bonus Plan. See “Plan of Distribution.”

Common stock outstanding
6,240,000 shares of our common stock were outstanding on June 30, 2002. The outstanding shares exclude up to 700,000 shares of our common stock reserved for issuance under our Stock Option and Stock Bonus Plan, under which no options nor stock bonuses have been granted, and 1,400,000 shares of our common stock which may be issued upon conversion of a $1,400,000 promissory note. After the offering, there will be up to 11,000,000 shares outstanding. See “Description of Securities.”

Risk factors	An investment in the Securities involves a high degree of risk. You should not consider a purchase of the Securities unless you can afford to lose your entire investment. See “Risk Factors.”

Use of proceeds
We will not receive any proceeds from the sale of common shares by the Selling Security Holders. We expect that the common shares issued in business combination transactions will be valued at the time an acquisition agreement is executed or at the time an acquisition is completed. We may receive proceeds upon the exercise of stock options issued under our Stock Option and Stock Bonus Plan, which proceeds will be used for working capital. We will not receive any proceeds from the issuance of stock bonuses under the Plan. See “Use of Proceeds.”

SUM MARY FINANCIAL DATA

The following table sets forth our summary combined financial data. You should read this information together with the financial statements and related notes appearing in this prospectus and the information under “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Historical
	(Unaudited)
	Six Months Ended		Year Ended
	June 30,		December 31,
	2002	2001	2001	2000
Statement of Income Data:
Revenues
Sales of alcoholic beverages	$1,587,098	$1,626,955	$3,296,978	$2,622,831
Sales of food and merchandise	223,373	185,536	362,602	292,503
Service revenue	727,672	753,318	1,514,600	1,145,017
Other	82,581	78,534	342,913	134,491

Total Revenue	2,620,724	2,644,343	5,517,093	4,194,842
Operating Expenses	2,171,304	2,304,585	4,849,042	3,499,766

Income from operations	459,419	339,758	668,051	745,077
Income taxes	(1,902)	—	—	—
Net Income (1)	46,431	306,460	591,516	717,286
Net Income per share – basis and diluted	0.01	0.06	0.12	0.15
Weighted average common shares outstanding	4,870,000	4,870,000	4,870,000	4,870,000

Balance Sheet Data:
Cash and cash equivalents	$81,846	$153,551	$109,624	$131,629
Working capital (deficit)	(145,143)	(66,032)	(104,891)	(65,983)
Total Assets	10,383,672	5,301,586	4,914,719	5,369,208
Notes to shareholders	1,400,000	1,521,902	1,379,443	1,530,967
Long-term debt and capital lease
obligations, less current portion	3,862,615	1,678,646	1,606,280	1,750,084
Retained earnings	261,711	(106,423)	(181,961)	(91,311)
Total shareholders’ equity	4,843,934	1,864,621	1,661,523	1,848,817
(1)	Includes one time write-off of goodwill of $406,000 for the period ended June 30, 2002.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully read and consider the risks described below, as well as the other information presented in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our common stock. Each of these risk factors could adversely affect the price of our common stock, our business, financial condition and results of operations, and you could lose all or part of your investment.

Our ability to acquire additional nightclubs may be influenced by factors beyond our control.

Our growth strategy will depend in large part on our ability to acquire additional nightclubs and to operate our clubs on a profitable basis. The success of our planned expansion will depend upon numerous factors, many of which are beyond our control, including the following:

•	the ability to locate suitable nightclubs which are available for acquisition;

•	competition for nightclub acquisitions;

•	the ability to negotiate nightclub acquisitions and leases on favorable terms;

•	the ability to secure and maintain required governmental approvals and permits;

•	the ability to hire, train and retain qualified operating personnel, especially managers;

•	competition in our markets; and

•	general economic conditions.

We have had limited operations which makes our future operating results difficult to predict.

We were incorporated as a Colorado corporation in 1998 and recently became the owner of three nightclubs, including real estate, located in suburbs of St. Louis, Missouri; Memphis, Tennessee; and, Indianapolis, Indiana, which have been in business since 1992, 2000 and 1988, respectively. We have a limited operating history and you will have limited historical information about us on which to base your investment decision. We face the risks and uncertainties of other early-stage companies. Our limited operating history and history of losses make future operating results difficult to predict.

We may need additional financing and we may not be able to obtain it.

If cash generated from our operations is insufficient to satisfy our working capital and capital expenditure requirements during the next year to two years, we will need to raise additional funds through the public or private sale of our equity or debt securities. The timing and amount of our capital requirements will depend on a number of factors, including cash flow and cash requirements for nightclub acquisitions. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our then-existing shareholders will be reduced. We cannot assure you that additional financing will be available on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, or otherwise respond to competitive pressures, could be significantly limited. Our business, financial condition and results of operations may be harmed by such limitations.

Our directors and executive officers own a majority of our common stock and may exercise significant influence over our direction and policies.

Our directors and executive officers beneficially own approximately 63.4% of the outstanding shares of our common stock, excluding up to 1,400,000 shares of our common stock which may be issued to an affiliate of Troy H. Lowrie, our Chairman of the Board, upon conversion of a $1,400,000 promissory note. As a result of this stock ownership, management has sufficient voting power to significantly influence our direction and policies, the election of directors, the outcome of any other matter submitted to a vote of shareholders, and a change in control.

Our business operations are subject to regulatory uncertainties.

Adult entertainment nightclubs are subject to ever changing local, state and federal regulation. Our business is regulated by local zoning, local and state liquor licensing, local ordinances and state and federal time place and manner restrictions. In the states in which we currently operate, liquor licenses renew annually, and are considered to be a “privileged” license that could be subject to suspension or revocation. The adult entertainment provided by our nightclubs has elements of speech and expression and, therefore, enjoys some protection under the First Amendment to the United States Constitution. However, the protection is limited to the expression, and not the conduct of an entertainer. While our nightclubs are generally well established in their respective markets, there can be no assurance that local, state and/or federal licensing and other regulations will permit our nightclubs to remain in operation or profitable in the future.

There is substantial competition in the nightclub entertainment industry.

Our Company and its existing nightclubs (and any other clubs that we may acquire) face competition from other nightclubs, both for nightclub acquisitions and patrons. These competitors may have greater financial and management resources than our Company. In addition, the industry is especially sensitive to ever-changing and unpredictable competitive trends and competition for general entertainment dollars which can not be easily predicted and which are beyond our control.

Our business is dependent upon management and employees.

Our success will depend, to a significant extent, on the efforts and abilities of Troy H. Lowrie, our Chairman of the Board, and Micheal L. Ocello, our President. The loss of the services of Messrs. Lowrie and/or Ocello could have a material and continuing adverse effect on our business. In addition, if our business grows, we will need to hire additional management and employees.

We are dependent upon the management services of International Entertainment Consultants, Inc.

We have contracted with International Entertainment Consultants, Inc. a Colorado corporation (“IEC”), to manage all of our nightclub operations. IEC is an affiliate of our Messrs. Lowrie and Ocello. IEC has more than 20 years of experience in managing adult entertainment nightclubs. If IEC were to terminate or breach their contract with us, or if we were unable to renew our contract with IEC, there likely will be a significant adverse effect on our.

Our business plan and proposed strategy has not been independently evaluated.

We have not obtained any independent evaluation of our business plan and proposed business strategy. There can be no assurance that our nightclubs or proposed strategy will generate sufficient revenues to maintain profitability.

The adult entertainment nightclub entertainment is sensitive to economic conditions.

The adult entertainment nightclub industry tends to be sensitive to local economic conditions and preferences of the customers who frequent adult nightclubs. In addition, a decline in general economic conditions or a reduction in the amount of entertainment expenses allowed as deductions under the Internal Revenue Code, could have a material adverse effect on our business.

We may be subject to uninsured risks.

We maintain insurance in amounts we consider adequate for personal injury and property damage to which our nightclubs may be subject. When available at reasonable rates, we maintain personal injury liquor liability insurance. However, there can be no assurance that we will not be exposed to potential liabilities in excess of the coverage provided by insurance, including, but not limited to, liabilities which may be imposed pursuant to state “dram shop” statutes or common law theories of liability. In general, “dram shop” statutes provide that a person injured by an intoxicated person has the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person if it was apparent to the server that the individual being sold, served or provided with an alcoholic beverage was obviously intoxicated to the extent that he presented a clear danger to himself and others.

Investors in this offering may suffer immediate and substantial dilution in the net tangible book value of their shares.

The offering price per share may be substantially higher than the pro forma net tangible book value per share of our outstanding common stock immediately after this offering. Accordingly, purchasers of common stock in this offering may experience immediate and substantial dilution in the net tangible book value of their shares.

Our Bylaws Limit Director Liability.

As permitted by Colorado law, our Bylaws contain provisions which limit the personal liability of our directors. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on our behalf against a director.

We could use the issuance of additional shares of our authorized stock to deter a change in control, even if a change in control would be beneficial to our shareholders.

We currently have 6,240,000 shares of common stock outstanding, out of a total of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock authorized for future issuance under our Articles of Incorporation. This does not include 700,000 shares of common stock reserved for issuance under our Stock Option and Stock Bonus Plan. The remaining shares of common stock and preferred stock not issued or reserved for specific purposes may be issued without any action or approval of our shareholders unless such approval is required by applicable law. The issuance of additional shares would make it more difficult for a third party to acquire us, even if its doing so would be beneficial to our shareholders.

We do not anticipate paying dividends in the foreseeable future.

Since our inception we have not paid any dividends and we do not anticipate paying any dividends in the foreseeable future. We expect that future earnings, if any, will be used for working capital and to finance growth.

There has never been a market for our common stock.

Prior to this offering, there has been no public market for our common stock and there can be no assurance that a public trading market for our common stock will develop, or if developed, will be sustained. We intend to qualify our common stock for listing on the Over-the-Counter (“OTC”) Bulletin Board. Although we currently meet the financial requirements for listing on the NASDAQ Small Cap Market, at this time we cannot apply for listing because there is no established trading price for our common stock. In the event our common stock is accepted for listing on the OTC Bulletin Board and the trading price of our common stock is $5 per share or more, we intend to apply for listing on the NASDAQ Small Cap Market.

Future sales of our common stock may depress the price of our stock.

Upon completion of this offering, we may have up to 11,000,000 shares of common stock outstanding. All of these shares, including the up to 10,486,428 shares of common stock offered by this prospectus, will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (“Securities Act”) except for 74,922 shares issued to a former affiliate of our Company. The future sale of these shares of our common stock may depress the price of our stock. Any sales of shares owned or subsequently purchased by “affiliates” as that term is defined in Rule 144 of the Securities Act, are subject to certain limitations and restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “should,” “plan,” “projected,” “intend” and similar expressions. These statements are only predictions and are based on our beliefs and the assumptions we made using information currently available to us. Because these statements reflect our current views and assumptions concerning future events, these statements involve known and unknown risks, uncertainties and other factors. Our actual results could differ materially from the results discussed in the forward-looking statements. Some, but not all, of the important factors that could cause actual results to differ from our expectations are disclosed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and in other parts of this prospectus. You should not place undue reliance on these forward-looking statements which apply only as of the date of this prospectus.

USE OF PROCEEDS

The sale of the shares by the Selling Security Holders may be effected from time to time in negotiated transactions at negotiated prices. We will not receive any of the proceeds from the sale of the shares by the Selling Security Holders. We expect that the terms upon which we may issue the common stock in business combination transactions will be determined through negotiations with the security holders or principal owners of the businesses whose securities or assets are to be acquired. We may acquire additional nightclubs from persons or entities affiliated with our management. Until one or more independent directors are appointed to our Board of Directors, any such proposed acquisition will be at a price the fairness of which will be established by an independent valuation. All future related party acquisitions will be made or entered into on terms not less favorable than can be obtained from third parties. We expect that the common stock issued will be valued at the time an acquisition agreement is executed or at the time an acquisition is completed. We may receive proceeds upon the exercise of stock options issued under our Stock Option and Stock Bonus Plan, which proceeds will be used for working capital. We will not receive proceeds from the issuance of stock bonuses under the Plan.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2002. The information in the table should be read in conjunction with the financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Long term debt, current portion	$131,500
Capital leases, current portion	45,132
Long term debt, net of current portion	2,508,500
Capital lease obligations, net of current portion	1,354,115
Notes payable to shareholders	1,400,000

Total long-term debt	$5,439,247

Shareholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized, no shares outstanding	$—
Common stock, $.0001 par value, 50,000,000 shares authorized, 22,493,050 shares issued, 6,240,000 shares outstanding (16,253,050 shares held as treasury stock)	2,424
Additional paid-in capital	4,581,424
Treasury Stock	(1,625)

Retained earnings	261,711

Total shareholders’ equity	$4,843,934

Total capitalization	$10,283,181

This table does not include 700,000 shares of common stock that have been reserved for issuance under our Stock Option and Stock Bonus Plan and 1,400,000 shares of common stock that have been reserved for issuance upon conversion of $1,400,000 line of credit provided by Lowrie Management, LLLP.

DILUTION

The difference between the price you paid for a share of common stock and our net tangible book value per share after this offering is completed constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing the net tangible book value, which is total tangible assets less total liabilities and preferred stock at liquidation value, by the number of shares of common stock outstanding. Accordingly, purchased goodwill of $4,140,414 is not included in net tangible book value. Our net tangible book value as of June 30, 2002, on an unaudited pro forma combined basis, was $689,569 or approximately $0.11 per share, based on 6,240,000 outstanding shares of common stock. If all shares offered herein are sold, we will have 11,000,000 shares outstanding. If the sales price of the shares offered herein is more than the then net tangible book value of the Company, the result will be an immediate dilution per share to investors on a post-offering basis.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We do not intend to pay cash dividends on our common stock. We plan to retain our future earnings, if any, to finance our operations and for expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in its discretion, and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers significant.

SELECTED FINANCIAL DATA

The selected combined financial data presented below for each of the two years ended December 31, 2001 and 2000, have been derived from the audited financial statements of the Company. The selected combined financial data for the six months ended June 30, 2002 and 2001 have not been audited. In management’s opinion all adjustments consisting only of normal recurring adjustments necessary to present fairly the financial data for and at the end of such periods have been made. The data presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” andthe Company’s financial statements, the accompanying notes and other financial information included elsewhere in this prospectus.

	Historical
	(Unaudited)

	Six Months Ended June 30,		Year Ended December 31,

	2002	2001	2001	2000
Statement of Income Data:
Revenues
Sales of alcoholic beverages	$1,587,098	$1,626,955	$3,296,978	$2,622,831
Sales of food and merchandise	223,373	185,536	362,602	292,503
Service revenue	727,672	753,318	1,514,600	1,145,017
Other	82,581	78,534	342,913	134,491

Total Revenue	2,620,724	2,644,343	5,517,093	4,194,842
Operating Expenses	2,171,304	2,304,585	4,849,042	3,499,766

Income from operations	459,419	339,758	668,051	745,077
Income taxes	(1,902)	—	—	—
Net Income (1)	46,431	306,460	591,516	717,286
Net Income per share – basis and diluted	0.01	0.06	0.12	0.15
Weighted average common shares outstanding	4,870,000	4,870,000	4,870,000	4,870,000

Balance Sheet Data:
Cash and cash equivalents	$81,846	$153,551	$109,624	$131,629
Working capital (deficit)	(145,143)	(66,032)	(104,890)	(65,983)
Total Assets	10,383,677	5,301,586	4,914,719	5,369,208
Notes to shareholders	1,400,000	1,521,902	1,379,443	1,530,967
Long-term debt and capital lease obligations, less current portion	3,862,615	1,678,646	1,606,280	1,750,084
Retained earnings	261,711	(106,423)	(181,961)	(91,311)
Total shareholders’ equity	4,843,934	1,864,621	1,661,523	1,848,817
(1)	Includes one time write-off of goodwill of $406,000 for the period ended June 30, 2002.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis and results of operations should be read in conjunction with our financial statements and related notes. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, those discussed in “Risk Factors” and elsewhere in this prospectus.

Overview

We were incorporated as a Colorado corporation in December 1998. We are in the business of acquiring, owning and operating nightclubs which provide premium quality live adult entertainment, restaurant and beverage services in an up-scale environment to affluent patrons. At this time, we own and operate three nightclubs located in suburbs of Memphis, Tennessee; Indianapolis, Indiana; and, St. Louis, Illinois.

In April 2002, the Company’s current management and their affiliates purchased 1,236,428 shares of the Company’s previously issued and outstanding common stock for $125,000 from the former officers and directors of the Company. This transaction resulted in a change of control of the Company.

Also in April 2002, Lowrie Management, LLLP (“Lowrie Management”), an entity affiliated with the new Chairman of the Company, Troy H. Lowrie, purchased 1,585,000 shares of common stock from the Company for $1,585,000. In addition, the Company sold 515,000 shares of its common stock for $515,000 in a private placement.

On April 30, 2002, the Company acquired all of the outstanding capital stock of Platinum of Illinois, Inc., an Illinois corporation (“Platinum”), for $2,000,000. Platinum has operated The Platinum Club in East St. Louis, Illinois since 1992.

In May 2002, as part of the purchase of The Platinum Club, the Company acquired a five year lease on the 9,000 square foot building and land on which The Platinum Club is located for base rent of $900,000, which is to be paid in monthly installments of $15,000. At the end of the five year term, the Company has the option to pay $900,000 as a final installment on the purchase of the building and land. The Company has elected to capitalize this lease under FASB 13. The value of the building and land under the lease is $1,421,628. Mr. Lowrie has personally guaranteed the lease.

In June 2002, Lowrie Management provided a $1,400,000 long-term credit facility which expires in July 2007 and bears interest initially at 9% per annum. The credit facility has been fully drawn down by the Company. Debt under the credit facility is convertible at any time after June 30, 2003, at the election of the lender, into shares of the Company’s common stock at $1.00 per share.

On June 30, 2002, the Company acquired all of the outstanding capital stock of Tennessee Restaurant Concepts, Inc., a Tennessee corporation (“TRC”), which was valued at $604,800 for 604,800 shares of the Company’s common stock. TRC has operated PT’s® Showclub in Memphis, Tennessee (the “Memphis Club”) since 2000. The Company also acquired the 14,000 square foot building in which the club is located. The purchase price consisted of the assumption of the $1,640,000 mortgage on the property and 195,200 shares of the Company’s common stock valued at $1.00 per share. Mr. Lowrie has personally guaranteed the $1,640,000 mortgage on the property.

Also on June 30, 2002, the Company acquired all of the assets of Indy of Colorado Ltd., an Indiana corporation (“Indy”), which were valued at $1,590,000 for 1,590,000 shares of the Company’s common stock. Indy has operated PT’s® Showclub in Indianapolis, Indiana since 1988. In connection with the transaction, VCG Real Estate Holding, Inc., a Colorado corporation (“VCG RE”), a wholly-owned subsidiary of the Company, purchased the building and land on which PT’s® Showclub in Indianapolis, Indiana is located. The Purchase Agreement for the building and land was originally between the seller and Lowrie Management and was subsequently assigned to VCG RE. The purchase price of $2,550,000 was paid in $1,550,000 cash and a $1,000,000 mortgage. The cash portion of the purchase price was paid from the Company’s cash flow and from drawing down the entire $1,400,000 long-term credit facility provided by Lowrie Management. Mr. Lowrie has personally guaranteed the $1,000,000 mortgage on the property.

The revenues derived from the sale of liquor, beer, and wine comprise approximately 60.33% of total revenues, the revenues from food and merchandise comprise approximately 8.88% of total revenue, and charges to the entertainers and cover charges comprise approximately 27.66% of total revenues. Remaining revenues of approximately 3.13% are from the sale of VIP club memberships and miscellaneous other revenue sources. All historical numbers are presented on a combined basis that includes all acquisitions and eliminates inter-company transactions.

For the Six Months ended June 30, 2002 and June 30, 2001

Total revenues. Total revenues were $2,630,723 for the six months ended June 30, 2002, as compared to $2,644,343 for the same period ending in 2001.

Cost of Sales. Cost of sales were 18.3% and 18.1%, respectively, of sales of alcoholic beverages, food, and merchandise for the six months ended June 30, 2002 and 2001.

Labor. Labor expenses were $604,437 for June 30, 2002 as compared to $638,577 for the same period in 2001. Management believes that the decrease is due to adjustments in the Memphis Club which has been open less than a year and proper staffing levels were being determined.

Management fees. Management fees were $214,000 for the six months ended June 30, 2002 and $289,200 for the same period in 2001. The reduction of $75,200 resulted from no management fee being paid by Platinum for the six months June 30, 2002. No management fees will be paid by any of the clubs after June 30, 2002 until the issue of management fees is reviewed by a compensation committee to be formed on which there is at least one independent director.

General and Administrative Expenses. General and administrative expenses were $923,231 for the six months ended June 30, 2002, as compared to $873,658 for the same period in 2001. Charge card and bank fees were $21,765 for the six months ended June 30, 2002 and $18,269 for the same period in 2001. Legal and accounting costs increased by $76,327, principally as a result of audit fees incurred for the three clubs and legal fees incurred for a litigation matter. Advertising was increased by $22,048 as the advertising in Memphis, Tennessee was approximately $20,000 for the six months ended June 30, 2001 due to an effort to promote the new club.

Interest Expense. Interest Expense decreased from $33,364 for the six months ended June 30, 2001 to $39,782 for the same period in 2000.

Net income for the six months ended June 30, 2002 was $46,431 as compared to $306,460 the same period in 2001. This difference is due in substantial part to the one-time charge of $406,000 for the write-off of excessive goodwill based on a valuation study which concluded that the price for the acquisition of the Memphis Club carried goodwill value $406,000 higher than the value of the business. This amount was written off as an extraordinary item.

For the Years Ended December 31, 2001 and December 31, 2000

Revenues. For the year ended December 31, 2001, the Company had revenues of $5,517,093 compared with $4,194,843 for the year ended December 31, 2000, an increase of $1,322,250. $1,095,959 of the increase was due to the Memphis Club being open a full year in 2001 and only three months in 2000. The remaining increase in revenues was approximately 5.4% for the year.

Cost of Sales. Cost of sales were 18.79% and 18.5%, respectively, of sales of alcoholic beverages, food, and merchandise for the years ended December 31, 2001 and 2000.

Labor. Labor expenses were $1,263,420 for December 31, 2001 as compared to $942,909 for the same period in 2000. Management believes that $256,460 of the increase is due to a full year of operation in Memphis, Tennessee and the remaining increase of $64,051 or approximately 5.8% is due to other increases in business.

Management Fees. Management fees were $675,236 for the year ended December 31, 2001 and $357,956 for the same period in 2000. The increase of $317,280 is due to a new management fee arrangement being established in Indianapolis, Indiana late in the year 2000. No management fees will be paid by any of the clubs after June 30, 2002 until the issue of management fees is reviewed by a compensation committee to be formed on which there is at least one independent director.

General and Administrative Expenses. The individual components of other general and administrative expenses remained consistent from 2000 to 2001, with a 6% increase after the adjustment of full year costs in 2001 for the Memphis Club and three months in 2000. Taxes and permits were increased an additional 20% due to increases in East St. Louis and timing differences in 2001. Legal and accounting expenses were $115,869 and $125,804 in 2001 and 2000 respectively, or a decrease of $15,090. The decrease was mostly due to the opening of the Memphis Club in 2000. The depreciation and amortization includes amortization of $100,000 non-compete agreement related to the Memphis Club acquisition.

Interest Expense. Interest expense increased from $28,232 for the year ended December 31, 2000 to $66,206 for the same period in 2001. This increase was due to the purchase of the property related to the Memphis Club and mortgage related to the Memphis Club.

The Company had income before income taxes of $591,516 for the year ended December 31, 2001 compared with $717,286 in 2000. This resulted from increases in management fees and other general and administrative expenses previously discussed.

Liquidity and Capital Resources

At June 30, 2002, the Company had a working capital deficit of $145,143 compared to a working capital deficit of $66,032 at June 30, 2001. The increase in negative working capital is primarily due to the provision of working capital from operations less equipment and leasehold improvements acquired.

At December 31, 2001, the Company had a working capital deficit of $104,890, compared to a working capital deficit of $65,983 at December 31, 2000. The decrease in negative working capital is due to provision of working capital from operations less equipment and leasehold improvements acquired. Management believes that working capital is not indicative of the financial condition of the Company due to the short cycle liquidity of the Company, which results in realization of cash within no more than five days.

The Company had stockholder’s equity of $1,661,523 and $1,848,817 at the end of 2001 and 2000, respectively, which was prior to capital contributions and acquisitions occurring in 2002. Shareholders equity at June 30, 2002 was $4,845,934 which is the result of acquisitions, operations, and contribution of $2,100,000 cash for common stock.

Net cash provided by operating activities increased from $876,195 in 2000 to $921,403 in 2001. The increase resulted from the addition of the Memphis Club for a full year. The net cash proceeds from operations for the six months ended June 30, 2002 was $476,259.

Net cash used by investing activities was $11,316 and $3,483,485 for 2001 and 2000, respectively. The decrease resulted from a reduction in capital expenditures in 2001 and an investment in 2000 in the Memphis Club of $3,423,769. The net cash used by investing activities for the six months ended June 30, 2002 was $9,290,567 all of which was used for the purchase of three nightclubs and associated real estate and leases.

Net cash provided by financing activities was $2,683,812 for 2000. Net cash used in financing activities was $932,092 for 2001. Cash used by financing activities in both periods was attributable primarily to payments on long-term debt.

Cash provided by financing activities for 2000 included purchase of the Memphis Club for capital of $1,591,000 and $1,860,000 of debt, and $819,000 cash for distributions to the partners of the Indy Club. The balance was reduction in debt.

Cash used for financing activities in 2001 included $651,650 distributions to the partners of Indy and the balance for reduction of debt.

The cash provided by financing activities for June 30, 2002 was $8,787,241. The cash provided by financing activities was $2,100,000 from sales of securities, $1,421,628 in a capital lease transaction, $3,640,000 on a mortgage and $1,400,000 from the related party credit facility. The cash used by financing activities was a distribution to the Indy partners of $294,780 and the balance for debt reduction.

In June 2002, Lowrie Management provided the Company with a long term credit facility for $1,400,000 which was fully drawn down in June 2002 as part of the purchase of the property in Indianapolis, Indiana. Interest is charged initially at 9.0%, and is due July 2007. The terms of this credit facility includes a provision for conversion at any time after June 30, 2003, at the election of the lender, into shares of common stock of the Company at $1.00 per share.

Management believes the operations of the Company will provide adequate liquidity to meet the expansion plans and working capital needs of the Company for the next twelve months.

The Company has no future material capital commitments as of June 30, 2002.

Because of the large volume of cash handled by the Company, stringent cash controls have been implemented by the Company which take advantage of recent improvements in technology. Management believes that it will be able to duplicate the financial controls that exist at its current locations at future locations, and that these controls will provide sufficient safeguards to protect the interests of the Company.

In the event the adult entertainment nightclub industry is required to convert entertainers from independent contractors to employees, the Company has prepared alternative plans that management believes will protect the profitability of the Company. In addition, management believes that the industry standard of treating the entertainers as independent contractors provides sufficient safe harbor protection to preclude any tax assessment for prior years payroll taxes.

Quantitative and qualitative disclosure about market risk

Our exposure to market risk for changes in interest rates relates primarily to the increase or decrease in the amount of interest income we can earn on our investment portfolio. Our risk associated with fluctuating interest income is limited, however, to our investments in interest rate sensitive financial instruments. Under our current policies, we do not use interest rate derivative instruments to manage exposure to interest rate changes. A hypothetical 100 basis point adverse move in interest rates along the entire interest rate yield curve would not materially affect the fair value of our interest sensitive financial instruments. Declines in interest rates over time will, however, reduce our interest income while increases in interest rates over time will increase our interest expense.

We have operated in the United States and all transactions to date have been made in U.S. dollars. Accordingly, we have not had any exposure to foreign currency rate fluctuations, nor do we have any foreign currency hedging instruments in place.

Recent accounting pronouncements

In July 2001, the FASB issued Statement of Financial Accounting Standards (“SFAS”) Nos. 141 and 142 “Business Combinations” and “Goodwill and other Intangible Assets”. Statement 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under the guidance of Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test. The Company adopted this statement on April 30, 2002. The adoption of this statement did not have a material effect on the financial position or results of operations of the Company, as no adjustment was needed at June 30, 2002.

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Requirement Obligations. SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective December 31, 2002 for the Company. The Company believes the adoption of this statement will have no material impact on its consolidated financial statements.

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company adopted SFAS 144 on January 1, 2002. The adoption of this statement did not have a material impact on its consolidated financial statements.

BUSINESS

VCG Holding Corp. (“VCG” or the “Company”) is in the business of acquiring, owning and operating nightclubs which provide premium quality live adult entertainment, and upscale restaurant and beverage services in a first class environment to affluent patrons. Our management has over 20 years of experience in successfully owning and operating first class nightclubs and has in-depth knowledge of the industry. Our management has contributed approximately $1.6 million cash and contributed assets of $2,390,000 million in exchange for shares of our common stock. Management also has provided a five year $1.4 million line of credit to the Company.

We currently own three nightclubs, all of which were acquired in 2002:

•	PT’s® Showclub in Indianapolis, Indiana (the “Indianapolis Club”)

•	PT’s® Showclub in Memphis, Tennessee (the “ Memphis Club”), and

•	The Platinum Club in Brooklyn, Illinois, also known as East Saint Louis (the “St. Louis Club”).

The St. Louis Club was purchased from a third party. The Indianapolis Club and the Memphis Club were owned in part and operated by affiliates of the Company’s current management for 14 and two years, respectively.

We believe that there is an opportunity for industry consolidation of many profitable first class clubs which are available for acquisition on favorable terms. We also believe that the benefits of consolidation—namely, centralized management, more efficient operations, less costly overhead, and increased market recognition and identity of the clubs under a single brand name—will increase the current profitability of these nightclubs.

Our Business Strategy

The Company’s business strategy is to consolidate first class adult entertainment nightclubs and increase their profitability. The Company believes this can be accomplished through the opportunities that consolidation provides for economies of scale in management, operations and marketing.

We plan to acquire established nightclubs in existing locations in order to avoid the substantial costs and risks associated with building and licensing nightclubs in new locations with no existing customer base. The adult entertainment nightclub industry is fragmented with most nightclub owners owning only one club. Adult entertainment nightclubs are rarely advertised for sale, but rather, their availability is made known through word-of-mouth within the industry. The Company, through its extensive contacts in the industry, is aware of numerous nightclubs that are for sale throughout the United States. Typically, these nightclubs become available for sale because of owners reaching retirement age, increased operating expenses causing decreased profitability, and inability or unwillingness to commit capital in order to upgrade older nightclubs.

The Company believes that if it is able to achieve sufficient public market valuation for its shares as a public company, it will be able to make all or partial stock acquisitions of nightclubs.

The Adult Entertainment Industry

The United States is becoming more sexually liberated. This trend which began in the 1950s with the introduction of Playboy magazine, has grown over the decades as sexual content has been continually increasing in the media – including movies, television, magazines, newspapers, and the Internet. Public acceptance and demand for the premium quality adult entertainment that our nightclubs provide has increased with this trend and has been legitimatized by other businesses not previously associated with the adult entertainment industry becoming substantial participants in the industry. These include: video stores, cable companies, satellite providers, long distance telephone carriers, hotel chains, mutual funds and other institutional investors which invest in publicly traded adult entertainment companies. These businesses earn significant returns by supplying or investing in adult entertainment either directly or indirectly.

The high-end adult nightclub industry has benefited from this acceptance and legitimatization. Adult entertainment nightclubs have become common in both cities and suburbs throughout the United States as there is an increasingly open and healthy attitude toward sexuality. There is a strong existing and developing market among businessmen, professionals and other affluent persons for first-class adult entertainment nightclubs.

According to Forbes magazine (May 23, 2001), as the adult entertainment industry has become more socially acceptable, it has grown to an $11 billion market and “Adult entertainment businesses can expect to see their market capitalizations at least triple over the next five to seven years.”

The social acceptance and accelerating growth in adult entertainment includes adult entertainment nightclubs, particularly first class adult entertainment nightclubs, which are popular among affluent customers for social and business entertainment.

Our Product – First Class Adult Entertainment Nightclubs

The Company believes maximum profitability is obtained from owning and operating only first class adult entertainment nightclubs which attract an affluent clientele. The Company’s first class entertainment nightclubs are distinguished by the following features:

Facilities. The facilities are within ready access to the principal business, tourist and/or commercial districts in the metropolitan areas in which they are located. Both the exterior of the buildings and the interior design and decor of the clubs provide the appearance and atmosphere of an upscale restaurant. The facilities have state of the art sound systems, theater-quality lighting and professional stage design. Some facilities have a VIP Room. This is a separate area of the club accessible only to those who purchase annual memberships. The VIP Room provides an elegant, quiet atmosphere with its own restaurant featuring a more upscale food menu. The VIP Room is particularly conducive to business entertaining.

Professional On-Site Management. The facilities are managed by persons who are highly experienced in the restaurant hospitality industry. The managers are responsible for maintaining the overall quality of the nightclubs and, specifically: (i) providing attentive customer service; (ii) supervising all personnel, including kitchen staff, bartenders, security, waitresses, disc jockey’s and performers; and (iii) maintaining the facility as clean, inviting, safe and comfortable.

Food and Beverage Operations. The food and beverage operations meet the high standard of business entertaining provided by an upscale restaurant. An experienced chef is responsible for staffing and operating the food service and an experienced bar manager is responsible for staffing and operating the beverage service. The food menu ranges from buffet lunch service to fine dining for both lunch and dinner. The beverage menu ranges from domestic and imported beer to fine wines, champagne and premium liquors.

Entertainment. The facilities provide premium quality female performers. The highest standards are maintained for appearance, attitude, demeanor, dress and personality. The entertainment encourages repeat visits, increases the average length of a patron’s stay and attracts customers to a late night destination, all of which provides for increased revenue.

Our Nightclubs

Each of the Company’s three adult entertainment nightclub businesses is held in a separate, wholly-owned subsidiary and the related real estate and leases are held by a fourth wholly-owned subsidiary.

The Indianapolis Club is owned by Indy Restaurant Concepts, Inc., an Indiana corporation and wholly-owned subsidiary of the Company. The club has been in business since 1988. The Company began operating the nightclub on June 30, 2002. The PT’s® Showclub is located in Indianapolis, Indiana in a 7,200 square foot space.

The Memphis Club is owned by Tennessee Restaurant Concepts, Inc., a Tennessee corporation and wholly-owned subsidiary of the Company. The club has been in business since 2000. The Company acquired and began operating the nightclub on June 30, 2002. The PT’s® Showclub is located in Memphis, Tennessee in a 14,000 square foot building.

The St. Louis Club is owned by Platinum of Illinois, Incorporated, an Illinois corporation and wholly-owned subsidiary of the Company. The club has been in business since 1992. The Company acquired Platinum of Illinois, Incorporated and began operating the nightclub on May 1, 2002. The Platinum Club is located in Brooklyn, Illinois (known as East Saint Louis) in a 9,000 square foot building.

The real estate and leases related to the nightclubs are owned by VCG RE.

Our Operations

The Company has contracted with International Entertainment Consultants, Inc. (“IEC”) to manage the Company’s nightclub operations. IEC has more than 20 years of experience in managing adult entertainment nightclubs and currently has twelve clubs under management including the Company’s three current clubs. Management of the Company is affiliated with IEC and the other nightclubs managed by IEC. IEC has approximately 50 employees.

The principal employees of IEC have been with that company for four to 20 years and they are highly experienced in this industry. IEC is responsible for all aspects of club management, administration and accounting. Among other things, IEC is responsible for the following:

•	Recruiting, hiring, training and supervision of on-site management;
•	Implementing club operating policies and standards and monitoring compliance;
•	Establishing and maintaining accounting and inventory controls and record keeping for the clubs;
•	Negotiating all contracts including those with vendors and suppliers, and particularly food and beverage;
•	Developing and implementing, advertising, marketing and promotional programs;
•	Developing and maintaining relationships with local authorities, vendors and area businesses; and
•	Monitoring and maintaining the quality and performance of each club.

Through this centralization of management, the Company believes that it will be able to realize a substantial reduction in management expense that would otherwise be incurred and is able to use the experience and expertise of IEC.

The IEC management contract is for a one year term, automatically renewable for successive terms of one year absent prior termination by either party. IEC is paid at its cost with no profit for its management services. No management fees will be paid by any of the clubs after June 30, 2002 until the issue of management fees is reviewed by a compensation committee to be formed on which there is at least one independent director.

Compliance Policies and Controls

IEC has developed compliance policies for nightclub operations aimed at assuring that the operations of each club are conducted in conformance with local, state and federal laws. The principal areas to which the policies are directed are illegal drug use and sexual activity. In keeping with the upscale nightclub environment, IEC does not use visible security, but rather persons who act in a host capacity to address and resolve situations in which a customer’s behavior may be inappropriate.

IEC has developed and implemented internal operating and accounting controls to track cash, credit card transactions and food and beverage inventory. These controls also help to maintain the accuracy of the Company’s operating and accounting records. In particular, IEC has developed sophisticated software programs to capture operating information and generate reports for efficient management and control of the nightclub. Analysis of the information provided enables IEC to detect atypical variances from expected operating results based on historical activity.

Market Environment/Marketing

The demographic market for adult entertainment nightclubs is substantial as nightclubs appeal to men of all age groups. Within this market, there are two general categories of nightclubs, each having distinct differences in entertainment quality, atmosphere and food service. On the lower-end are “strip clubs” which typically have small facilities and a low-grade atmosphere. These clubs generally cater to a blue-collar clientele, have limited or non-existent food service and a small number of entertainers who are not of the caliber of the upper-scale clubs. The upper-scale clubs are termed “gentlemen’s clubs.” These clubs are characterized by their large facilities and featuring dozens of entertainers on any given night. They offer a variety of entertainment such as sports on television monitors, billiard tables, VIP rooms and specialty acts. Their target market/audience is a more affluent clientele of businessmen and professionals for whom gentlemen’s clubs are increasingly becoming a viable and attractive entertainment option. In addition, they are no longer limited to providing evening entertainment; daytime operations are also growing, particularly during the lunch hour. Food is prepared by an on-site chef and the menu typically offers a wide variety of entrees and appetizers. Most clubs provide a buffet at least once a week as a promotion special.

The Company plans to focus on acquiring and marketing upscale gentlemen’s clubs in areas that are not market saturated and are already receptive to well managed adult gentlemen’s clubs. Adult entertainment nightclubs tend to group together by location. When clubs are within relatively close proximity, regular customers are more likely to try a new club. A significant marketing benefit for the Company will be its ownership of multiple clubs in multiple cities which will enable the Company to obtain recognition as a brand-name for its first-class adult entertainment nightclubs. Management believes the Company is well positioned both financially and managerially to continue to grow in the adult entertainment industry. By expanding into other locations in other cities and states, the Company will have the opportunity to realize the benefits of both the economies of scale and name recognition marketing.

The ability to attract new patrons to a nightclub for the first time is critical to a nightclub’s success. Promotions, advertising and specials are the typical means to market a nightclub. Newspaper and magazine coupons are often used to attract new customers. Professional sporting events are a natural advertising venue, including ticket-stub drink vouchers and other advertising, including aerial banners at outdoor events.

IEC applies its marketing expertise and experience to the Company’s clubs. During the past 20 years operating nightclubs, IEC has developed a results-proven, cost-efficient marketing program. The clubs are marketed as a safe and upscale environment for adult entertainment. The marketing strategy is to attract new customers, to increase the frequency of visits by existing customers and establish a higher level of name recognition. The marketing program includes advertising in travel and hospitality magazines, print advertising, billboards with distinctive graphics and taxi cab reader boards. The target market is the business-convention traveler and local professionals and business people. In addition, IEC conducts various promotion activities throughout the year to keep the club’s name before the public. In order to promote a good community reputation, the clubs actively sponsor and participate in local charitable events and make contributions to local charities.

Growth

Our goal is to become the leader in the first-class adult entertainment nightclub industry through acquisition of existing nightclubs. We anticipate that the increase in the profitability of our recently acquired nightclubs and the addition of more nightclubs will be a major source of growth. We plan to have at least five nightclubs by fiscal year end 2003. We plan to increase revenue at our recently acquired nightclubs through the efficiencies provided by consolidation and the application of the experience and expertise of IEC.

Competition

The adult entertainment nightclub industry is very competitive with respect to price, location and quality of (i) the facility, (ii) entertainment, (iii) service and (iv) food and beverages. Further, the industry is especially sensitive to ever-changing and unpredictable competitive trends which cannot be easily predicted and which are beyond our control.

We have many competitors in the metropolitan areas in which we are located and intend to expand. Some competitors have substantially greater financial resources and a longer history of operations than the nightclubs currently owned by the Company. Changes in customer preferences, economic conditions, demographic trends and the location, number of and quality of competing nightclubs could adversely affect our business, as could a shortage of experienced local management and hourly employees. We believe our nightclubs enjoy a high level of repeat business and customer loyalty due to our upscale restaurant atmosphere, food quality, premium entertainment, perceived price-value relationship and efficient service.

Government Regulations

Adult entertainment nightclubs are subject to ever changing local, state and federal regulation. Our business is regulated by local zoning, local and state liquor licensing, local ordinances and state and federal time place and manner restrictions. In the states in which we currently operate, liquor licenses renew annually, and are considered to be a “privileged” license that could be subject to suspension or revocation. The adult entertainment provided by our nightclubs has elements of speech and expression and, therefore, enjoys some protection under the First Amendment to the United States Constitution. However, the protection is limited to the expression, and not the conduct of an entertainer. While our nightclubs are generally well established in their respective markets, there can be no assurance that local, state and/or federal licensing and other regulations will permit our nightclubs to remain in operation or profitable in the future.

Trademarks

The PT’s® name and logo are trademarks registered with the United States Patent and Trademark Office. We have been granted a license to use the trademarks by Lowrie Management, LLLP, an affiliate of the Company. There is currently no fee for the license. Any future fee will be reviewed for fairness by, and be subject to the approval of, a majority of independent directors. Until then, and as is currently the case, any such fee will be at a price the fairness of which will be established by an independent valuation.

Employees and Independent Contractors

As of June 30, 2002, the Company and its subsidiaries had approximately 180 employees in food and beverage service capacities. The Company has 20 executive personnel provided by IEC. The Company’s employees are not members of a union and the Company has never suffered a work stoppage. The performers providing entertainment in the nightclubs are not employees of the Company. They are self-employed independent contractors who work at the Company’s nightclubs on a non-exclusive basis. The performers pay the Company a fee for providing the facilities for them to perform. The performers’ source of revenue is tips from nightclub customers.

The Company’s Offices

The Company maintains its offices at 1601 W. Evans, Suite 200, Denver, Colorado 80223, telephone number (303) 934-2424, at the facilities of IEC for which it pays its pro rata share of rent based on all clubs managed by IEC. IEC is currently paying monthly rent of approximately $3,000.

Legal Proceedings

The Company is not a party to any legal proceedings.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information about our directors and executive officers as of July 31, 2002.

Name	Age	Position
Mr. Troy H. Lowrie	37	Chairman of the Board
Mr. Micheal L. Ocello	42	Director and President
Ms. Mary E. Bowles-Cook	49	Secretary, Treasurer and Principal Accounting and Financial Officer

Our directors are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Our officers serve at the pleasure of the Board of Directors.

The following sets forth biographical information concerning our directors and executive officers for at least the past five years. Our executive officers are not full-time employees.

Troy H. Lowrie has been Chairman of the Board of the Directors of the Company since April 2002. Mr. Lowrie has been President of Lowrie Management, LLLP, a Colorado limited liability limited partnership, which owns and operates adult entertainment nightclubs, since 1996. Mr. Lowrie has been an owner and President of International Entertainment Consultants, Inc. since 1982. Over his career, Mr. Lowrie has by ownership or management been affiliated with eighteen adult entertainment nightclubs including all PT’s® Showclubs; Diamond Cabaret, St. Louis; Gold Club, and Shotgun Willies, Denver; The Platinum Club, St. Louis; and Olympic Gardens, Las Vegas. From 1992 to 1996, Mr. Lowrie was president of Western Country Clubs, Inc. (WCCI) a public company specializing in large country western bars with live music and operated as “A Little Bit of Texas.” From 1996 to 1998, Mr. Lowrie was president of New Millenium Media, Inc. (NMMI) a public company specializing in rotating advertising and full movement video billboards. Mr. Lowrie received a Masters degree in finance and securities from the University of Denver in 1988 and a Bachelor’s degree in general business from Fort Lewis College in 1986.

Micheal L. Ocello has been a director and President of the Company since April 2002. Mr. Ocello has been President of Unique Entertainment Consultants, Inc., of St. Louis, Missouri, a management company that specializes in the management of nightclubs, since 1995. Mr. Ocello has been affiliated with International Entertainment Consultants, Inc. since 1982. He is currently National Director of Operations. Over his career, Mr. Ocello has by ownership or management been affiliated with eighteen adult entertainment nightclubs including all PT’s® Showclubs; Diamond Cabaret, St. Louis; Gold Club, and Shotgun Willies, Denver; The Platinum Club, St. Louis; and Olympic Gardens, Las Vegas. He is President of the Association of Club

Executives (ACE national), President of the Illinois Club Owners Association and a Board member of the Indiana Nightclub Association. Mr. Ocello attended the United States Military Academy West Point from 1979 to 1981 and the University of Missouri, Kansas City from 1977 to 1978.

Mary E. Bowles-Cook has been Secretary and Treasurer of the Company since April 2002. Ms. Bowles-Cook has been Office Manager of Titello & Associates, Inc., a bookkeeping firm in Denver, Colorado, since 1985. Ms. Bowles worked for International Entertainment Consultants, Inc. from 1981 to 1985 and still is affiliated with them. Ms Bowles was affiliated with and served as an officer of Western Country Clubs, Inc. (WCCI) a public company from 1993 to 1996. She received a Business Administration and Management Degree from Regis University in 1999 and an Associate Degree in Business Administration from Arapahoe Community College in 1996.

The Board currently does not have an audit committee, compensation committee or nominating committee. The entire Board of Directors performs the functions that would be performed by such committees. The Company intends to appoint additional directors, including independent directors, and form those committees. In addition, the Company intends to implement corporate governance provisions as may be required to be listed for public trading on such exchanges for which the Company’s securities may be qualified.

While we do not pay cash compensation to our directors, they are reimbursed for expenses they incur in attending meetings of the Board. It is expected that our directors may receive an award of stock options or stock bonuses under our Stock Option and Stock Bonus Plan. No directors have received stock options or stock bonuses to date.

No compensation was awarded to, earned by or paid to any executive officers of the Company prior to May 2002. The following table sets forth the compensation paid by us to our President and other executive officers for the two months ended June 30, 2002.

Name and Position	Position	Two Months Ended June 30, 2002	Annual Compensation
Micheal L. Ocello	President	–0–	$24,000(1)
Mary E. Bowles-Cook	Secretary, Treasurer and Principal Accounting and Financial Officer	–0–	–0–

(1)
This amount is compensation to Mr. Ocello for serving as President of the Company. Mr. Ocello also is National Director of Operations for International Entertainment Consultants, Inc. (“IEC”), an affiliate of the Company which operates the Company’s night clubs pursuant to a management agreement. Mr. Ocello is a principal of Unique Entertainment Consultants, Inc. which IEC pays for his services. Accordingly, Mr. Ocello’s company receives compensation for management services he performs for us through our contract with IEC.

Employment Agreements

We currently do not have any employment agreements with our employees.

Stock Option and Stock Bonus Plan

The Board adopted the Stock Option and Stock Bonus Plan as of April 23, 2002 and it was approved by our shareholders on July 22, 2002. Under the Plan, we may grant to our designated employees, officers, directors, advisors and independent contractors incentive stock options, nonqualified stock options and stock. By encouraging stock ownership, we seek to motivate Plan participants by allowing them an opportunity to benefit from any increased value of our Company which their individual effort, initiative, and skill help produce. As of the date of this prospectus, no stock options or stock bonuses had been issued or were outstanding under the Plan. Up to 700,000 shares of common stock are authorized for issuance under the Plan. If options granted under the Plan expire or are terminated for any reason without being exercised, or bonus shares are forfeited, the shares underlying such option and/or bonus shares will become available again for issuance under the Plan.

Administration of the Plan. The compensation committee and/or the Board determines which individuals will receive grants, the type, size and terms of the grants, the time when the grants are made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and the total number of shares of common stock available for grants.

Eligibility for participation. Grants may be made to employees, officers, directors and consultants of the Company and its subsidiaries, including any non-employee member of the Board of Directors.

Options. Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to employees, officers, directors and consultants. The exercise price of an option will be determined by the compensation committee and may be equal to, greater than, or less than the fair market value of a share of common stock at the time of grant; provided that:

(i)	the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date of grant;

(ii)
the exercise price of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant; and

(iii)	the exercise price of a non-qualified stock option must be at a price not less than 85% of the fair market value of the underlying shares of common stock on the date of grant.

The compensation committee determines the term of each option, which may not exceed ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock may not exceed five years from the date of grant. The compensation committee may accelerate or extend the exercisability of any or all outstanding options at any time for any reason.

Stock. The compensation committee determines the number of shares of stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the compensation committee may determine in its sole discretion.

Termination. If a participant ceases to be an employee, officer, director or consultant, other than because of retirement, death or disability, the participant will forfeit any stock options or stock rights that are not yet vested, and any stock for which the restrictions are still applicable.

Amendment and termination of the Plan. The compensation committee may amend or terminate the Plan at any time, except that it may not make any amendment that requires shareholder approval as provided in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Internal Revenue Code without shareholder approval. The Plan will terminate on the tenth anniversary of its effective date, unless terminated earlier by the compensation committee.

The foregoing is qualified in its entirety by reference to the Plan.

Indemnification, Limitation of Liability and Insurance

The Colorado Business Corporation Act (the “Act”) generally allows for the indemnification of directors, officers, employees and agents of a corporation against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the corporation if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our Articles of Incorporation provide that we (i) shall indemnify and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the Act, and (ii) may, as determined by our Board of Directors in a specific instance or by resolution of general application, indemnify and advance expense to an employee, fiduciary or agent in connection with a proceeding to the extent permitted or required by and in accordance with the Act.

Our Bylaws provide that a director shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed below; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

(a) one or more officers or employees for the Company whom the director reasonably believes to be reliable and competent in the matters presented;

(b) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or

(c) A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

The foregoing is qualified in its entirety by reference to the Act and our Articles of Incorporation and Bylaws and shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled or subsequently acquire under any statute, provision of our Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

We may purchase and maintain insurance on behalf of any person or entity who or which is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person or entity in such capacity or arising out of such person’s or entity’s status as such, whether or not we would have the power to indemnify such person or entity against such liability under the Act, or the provisions of our Articles of Incorporation or Bylaws.

Litigation

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the company where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following transactions are believed to be at least as favorable as obtainable from third parties. However, we currently do not have any independent disinterested directors to review material related party transactions for fairness. We plan to appoint one or more independent directors to our Board who will review future material related party transactions for fairness and who have access, at our expense, to our legal counsel or to independent legal counsel. Until then, the fairness of all material related party transactions will be established by an independent valuation.

Acquisition of Nightclubs

In June 2002, the Company formed a wholly-owned subsidiary, Indy Restaurant Concepts, Inc., an Indiana corporation, which acquired the assets and liabilities of PT’s® Show Club in Indianapolis, Indiana (the “Indianapolis Club”), for 1,590,000 shares of the Company’s common stock valued at $1.00 per share. Affiliates of Mr. Lowrie, our Chairman of the Board, owned one-third of the Indianapolis Club. Based on an independent valuation study that was performed for the Company, the Company believes the transaction was fair and reasonable.

In June 2002, the Company acquired all of the common stock of Tennessee Restaurant Concepts, Inc., a Tennessee corporation which owns PT’s® Showclub in Memphis, Tennessee (the “Memphis Club”), from Mr. Lowrie and an affiliate of Mr. Lowrie for 604,800 shares of the Company’s common stock valued at $1.00 per share. The Company believes the acquisition to be fair and reasonable as an independent valuation was performed to determine the fairness of the acquisition to the Company. That valuation determined that the carrying value of the goodwill of the Memphis Club was overvalued by $406,000. Accordingly, this amount was written-off by the Company and the purchase price was adjusted for the write-off.

In June 2002, VCG RE acquired the 14,000 square foot building in which the Memphis Club is located from a partnership in which Mr. Lowrie owned a 4.4 percent interest. The purchase price consisted of the assumption of the $1,640,000 mortgage on the property and 195,200 shares of the Company’s common stock valued at $1.00 per share. The Company believes the acquisition to be fair and reasonable as the building was purchased approximately two years previously for $195,200 cash plus assumption of $1,820,000 mortgage debt.

In July 2002, VCG RE purchased the building and land on which the Indianapolis Club is located from a third party. The Purchase Agreement for the building and land was originally between the seller and Lowrie Management and was subsequently assigned to VCG RE. The purchase price of $2,550,000 was paid in $1,550,000 cash and a $1,000,000 mortgage. The cash portion of the purchase price was paid from the Company’s cash flow and from drawing down the entire $1,400,000 long-term credit facility provided by Lowrie Management.

The Company may acquire other nightclubs currently affiliated with our management. Until one or more independent directors are appointed to our Board, any such proposed acquisition will be at a price the fairness of which will be established by an independent valuation. All future related party acquisitions will be made or entered into on terms not less favorable than can be obtained from third parties.

Management of the Company is required to present to the Company all nightclub acquisition opportunities of which management is or becomes aware and the Company has rights of priority to any such opportunity.

Personal Guarantees

As part of the purchase of The Platinum Club from a third party, the Company acquired a five year lease on the 9,000 square foot building and land on which The Platinum Club is located for base rent of $900,000, which is to be paid in monthly installments of $15,000. At the end of the five year term, the Company has the option to pay $900,000 as a final installment on the purchase of the building and land. The Company has elected to capitalize this lease under FASB 13. The value of the building and land under the lease is $1,421,628. Mr. Lowrie has personally guaranteed the lease.

Mr. Lowrie also has personally guaranteed the $1,640,000 mortgage on the property on which the Memphis Club is located and the $1,000,000 mortgage on the property on which the Indianapolis Club is located.

Management Contract

In May 2002, the Company entered into a Management Contract with International Entertainment Consultants, Inc. (“IEC”), a company affiliated with Mr. Lowrie and Michael Ocello, our President. Pursuant to the Contract, IEC is providing management services to the Company at IEC’s cost. The Company believes the IEC Management Contract to be fair and reasonable as the nightclubs purchased by the Company previously paid IEC and other nightclub managers substantial profit participation management fees. The Contract is for a one-year initial term and automatically extended for subsequent one-year terms absent cancellation by either party. No management fees will be paid by any of the clubs after June 30, 2002 until the issue of management fees is reviewed by a compensation committee to be formed on which there is at least one independent director.

Credit Facility

In June 2002, Lowrie Management, LLLP, a company affiliated with Mr. Lowrie, provided a $1,400,000 long-term credit facility which expires in July 2007 and bears interest at 9% per annum. Debt under the credit facility is convertible at any time after June 30, 2003, at the election of the lender, into shares of the Company’s common stock at $1.00 per share. This credit facility was fully drawn to partially fund the purchase of the building and land on which the Indianapolis club is located. The Company believes the credit facility to be fair and reasonable as it is on at least as favorable terms as would be available from a third party.

The Company’s Offices

The Company maintains its offices at 1601 W. Evans, Suite 200, Denver, Colorado 80223 at the facilities of IEC for which it pays its pro rata share of rent based on all clubs managed by IEC. IEC is currently paying monthly rent of approximately $3,000. The Company believes this arrangement to be fair and reasonable.

Trademarks

The PT’s® name and logo are trademarks registered with the United States Patent and Trademark Office. We have been granted a license to use the trademarks by Lowrie Management, LLLP, an affiliate of the Company. There is currently no fee for the license. Any future fee will be reviewed for fairness by, and be subject to the approval of, a majority of independent directors. Until then, and as is currently the case, any such fee will be at a price the fairness of which will be established by an independent valuation.

Legal Fees

From January 1998 through December 31, 2001, the Company incurred legal fees of $6,036 to a law firm in which two former officers and directors of the Company were members. The law firm’s representation was terminated on December 15, 2001. The Company had previously considered issuing 300,000 shares of common stock to the firm for legal fees incurred and to be incurred by the Company. The shares were not issued or delivered to the law firm because the Company would no long incur fees to the firm. A certificate for 300,000 shares of common stock was wrongfully taken from the Company’s records by another member of the Company’s former law firm. That member offered to return the certificate upon the Company paying claimed legal fees totaling $17,074. The Company disputes this amount. A stop transfer order has been placed against the certificate, and the certificate is to be cancelled upon its surrender.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth, as of July 31, 2002, the ownership of our common stock based upon 6,240,000 shares of common stock outstanding, by (i) each of our directors and executive officers, (ii) all of our directors and executive officers as a group and (iii) all persons we know to be the owner of 5% or more of our common stock.

Name and Address	Position	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock
Troy H. Lowrie	Chairman of the Board	3,791,128(2)	60.8%
1601 W. Evans, Suite 200
Denver, CO 80223

Micheal L. Ocello	Director and President	164,000(3)	2.6%
1601 W. Evans, Suite 200
Denver, CO 80223

Mary E. Bowles-Cook	Secretary, Treasurer and	0	0.0%
1601 W. Evans, Suite 200	Principal Accounting and
Denver, CO 80223	Financial Officer

Lowrie Management, LLLP	None	3,202,528(4)	51.3%
1601 W. Evans, Suite 200
Denver, CO 80223

All Executive Officers and Directors		3,955,128	63.4%
as a group (three persons)

A. Thomas Tenenbaum	Director, President and	–0–	0.0%
1515 Arapahoe St., Tower I, Suite 1000	Treasurer until April 2002
Denver, CO 80202

(1)
Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares and, under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)
Includes 2,964,028 shares owned by Lowrie Management, LLLP and 524,700 shares owned by Indy of Colorado, Ltd. Mr. Lowrie controls Lowrie Management. Lowrie Management and Lowrie Enterprises Incorporated, which also is controlled by Mr. Lowrie, together own a 33% interest in Indy of Colorado. The 524,700 shares represent 33% of 1,590,000 total shares owned by Indy of Colorado. Does not include up to 1,400,000 shares which may be issued to Lowrie Management upon conversion of a Convertible Promissory Note, which Note is not convertible within 60 days of the date of this prospectus.

(3)	Includes 124,000 shares of common stock owned by LTD Investment Group, LLC, of which Mr. Ocello is the Manager.
(4)
Includes 238,500 shares owned by Indy of Colorado, of which Lowrie Management owns a 15% interest. The 238,500 shares represent 15% of the 1,590,000 total shares owned by Indy of Colorado. Does not include up to 1,400,000 shares which may be issued to Lowrie Management upon conversion of a Convertible Promissory Note, which Note is not convertible within 60 days of the date of this prospectus.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, $.0001 value per share, and 1,000,000 shares of preferred stock, $.0001 value per share. As of June 30, 2002, 6,240,000 shares of common stock were outstanding, and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote. Since our common stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power, if they choose to do so, may elect all our directors and the holders of the remaining shares would not be able to elect any directors. In the event of a voluntary or involuntary liquidation of our company, all shareholders are entitled to a pro rata distribution of our assets remaining after payment of claims of creditors and liquidation preferences of any preferred stock. Holders of our common stock have no conversion, redemption or sinking fund rights. All of our outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors, without further action by the shareholders, is authorized to issue up to 1,000,000 shares of preferred stock in one or more series. The board may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences. As of the date of this prospectus, our Board has not authorized any series of preferred stock, and there are no agreements or understandings for the issuance of any shares of preferred stock. Because of its broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, our Board could adversely affect the voting power of the holders of our common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could delay, defer or prevent an attempt to obtain control of our Company.

Convertible Note

Lowrie Management, LLLP, an affiliate of our Chairman of the Board, has provided a $1,400,000 long-term credit facility to the Company which expires in July 2007 and bears interest initially at 9% per annum. The credit facility has been fully drawn down by the Company. Debt under the credit facility is convertible at any time after June 30, 2003, at the election of the lender into shares of our common stock at $1.00 per share 60 days after we receive written notice of conversion.

Market For Common Stock—Listing

Prior to this offering, there has been no public market for our common stock and there can be no assurance that a public trading market for our common stock will develop, or if developed, will be sustained. We intend to qualify our common stock for listing on the Over-

the-Counter (“OTC”) Bulletin Board. Although we currently meet the financial requirements for listing on the NASDAQ Small Cap Market, at this time we cannot apply for listing because there is no established trading price for our common stock. In the event our common stock is accepted for listing on the OTC Bulletin Board and the trading price of our common stock is $5 per share or more, we intend to apply for listing on the NASDAQ Small Cap Market.

Dividends

Subject to the rights of holders of any series of preferred stock, the holders of our common stock are entitled to receive dividends, when, as and if declared by the Board of Directors, out of funds legally available for such purposes. Since our inception we have not paid any dividends and we do not anticipate paying any dividends in the foreseeable future. We expect that future earnings, if any, will be used for working capital and to finance growth.

Transfer Agent

Our transfer agent is Transfer Online, Inc., 227 SW Pine Street, Suite 300, Portland, Oregon 97204, telephone number (503) 227-2950.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have up to 11,000,000 shares of common stock outstanding. All of these shares, including the up to 10,486,428 shares of common stock sold in this offering, will be freely tradable without restriction or further registration under the Securities Act except for 74,922 shares issued to a former affiliate of the Company. Any sales of shares owned or subsequently purchased by “affiliates” as that term is defined in Rule 144 of the Securities Act, are subject to certain limitations and restrictions that are described below.

As of June 30, 2002, we had 700,000 shares of common stock reserved for future grants under our Stock Option and Stock Bonus Plan. In addition, we have reserved 1,400,000 shares of our common stock for issuance upon conversion of the $1,400,000 line of credit provided by Lowrie Management.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, who has beneficially owned shares for at least one year is entitled to sell within any three-month period commencing 90 days after the date of this prospectus a number of shares that does not exceed the greater of:

(i)	1% of the then outstanding shares of common stock, or

(ii)	the average weekly trading volume of the common stock during the four calendar weeks preceding the date upon which a Form 144 was filed with respect to the sale.

Persons selling under Rule 144 must also comply with the requirements of Rule 144 concerning the availability of specific public information about us, the manner of sale and filing with the Securities and Exchange Commission of a notice of sale. However, a person, or persons whose shares are aggregated, who is not deemed to have been an affiliate of ours at any time during the three months immediately preceding the sale and who has beneficially owned his or her shares for at least two years is entitled to sell his or her shares under Rule 144(k) without regard to the limitations described above. Persons deemed to be affiliates must always sell under Rule 144 even after the one-year holding period has been satisfied.

The foregoing is qualified in its entirety by reference to the Securities Act and Rule 144 thereunder as currently in effect or as subsequently amended.

SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION

Selling Security Holders

This prospectus relates to the offer by the Selling Security Holders set forth below, for their own accounts, of 5,726,428 shares of our common stock. The sale of the shares by the Selling Security Holders may be effected from time to time in privately negotiated or brokerage transactions at negotiated prices. We will not receive any of the proceeds from the sale of the shares by the Selling Security Holders.

The following table sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the Selling Security Holders. The percentages are based on 6,240,000 shares of common stock outstanding as of June 30, 2002. Because the Selling Security Holders can offer all, some or none of their shares of our common stock, we have no way of determining the number of shares they will hold after this offering. Therefore, except where indicated, the following table assumes the sale of all of the shares by the Selling Security Holders.

Name	Shares Owned Before Offering	Percentage Before Offering	Shares Offered	Percentage After Offering
Lowrie Management, LLLP(1)	2,964,028	47.5	*	*
Indy of Colorado, Ltd. (2)	1,590,000	25.5	*	*
Troy H. Lowrie(3)	302,400	4.8	*	*
IS Investments, Inc.	180,000	2.9	180,000	0.0
LTD Investment Group, LLC(4)	124,000	2.0	*	*
Regis D. Dahl	85,000	1.4	85,000	0.0
Martin F. Egan	61,000	1.0	61,000	0.0
Dennis M. Ocello	40,000	0.6	40,000	0.0
Johan A Van Baal IRA	40,000	0.6	40,000	0.0
Kurt Smith	40,000	0.6	40,000	0.0
Micheal L. Ocello(5)	40,000	0.6	*	*
Doyle Wagner, Jr.	30,000	0.5	30,000	0.0
Gary Tice	25,000	0.4	25,000	0.0
Johan A. Van Baal	25,000	0.4	25,000	0.0
John R. Hartman	25,000	0.4	25,000	0.0
John Rosasco	25,000	0.4	25,000	0.0
Swen Mortenson	25,000	0.4	25,000	0.0
Mike/Lisa Swann	20,000	0.4	20,000	0.0
Eric R. Peterson	20,000	0.4	20,000	0.0
William W. Franko	15,000	0.4	15,000	0.0
Albertto L. Fortuny	10,000	0.2	10,000	0.0
Jimmie F. Markey II	10,000	0.2	10,000	0.0

Joel Fennern	10,000	0.2	10,000	0.0
Richard P. Westerheide	10,000	0.2	10,000	0.0
Ginny Melton	5,000	0.1	5,000	0.0
James W. White	5,000	0.1	5,000	0.0

Total	5,726,428

(1)	Lowrie Management, LLLP is controlled by Troy H. Lowrie, the Company’s Chairman of the Board.
(2)	Lowrie Management and Lowrie Enterprises Incorporated, which are controlled by Mr. Lowrie, own a 33% interest in Indy of Colorado, Ltd.
(3)	Mr. Lowrie is the Company’s Chairman of the Board.
(4)	LTD Investment Group, LLC is controlled by Micheal L. Ocello, a director and President of the Company.
(5)	Mr. Ocello is a director and President of the Company.
*	Any sales of shares by these affiliates will be made in accordance with and are subject to volume limitations under Rule 144.

Business Combinations

This prospectus also relates to the offer by us of up to 4,060,000 shares of our common stock in connection with anticipated business combination transactions, including, without limitation: (i) mergers, consolidations, recapitalizations or similar plans of acquisitions; (ii) purchases of some or all of the assets of a business; and/or (iii) exchanges for the outstanding securities, obligations or other interests of businesses. We expect that the terms upon which we may issue the common stock in combination transactions will be determined through negotiations with the security holders or principal owners of the businesses whose securities or assets are to be acquired. We may acquire additional nightclubs from persons or entities affiliated with our management. Until one or more independent directors are appointed to our Board of Directors, any such proposed acquisition will be at a price the fairness of which will be established by an independent valuation. All future related party acquisitions will be made or entered into on terms not less favorable than can be obtained from third parties. We expect that the common stock issued will be valued at the time the acquisition agreement is executed or at the time the acquisition is completed.

Stock Option and Stock Bonus Plan

This prospectus also relates to the offer by us of up to 700,000 shares of our common stock reserved for issuance under our Stock Option and Stock Bonus Plan. We may receive proceeds upon the exercise of stock options granted under the Plan, which proceeds will be used for working capital. We will not receive proceeds from the issuance of stock bonuses under the Plan.

General

All expenses of the offering will be paid by us. No underwriting discounts or commissions will be paid in connection with the offering, however, finder’s fees may be paid with respect to specific transactions. Any person receiving a finder’s fee may be deemed to be an underwriter within the meaning of the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed on for us by the law firm of Gorsuch Kirgis LLP, Denver, Colorado.

EXPERTS

Schumacher & Associates, Inc. our independent auditors, have audited our financial statements at December 31, 2001 and 2000, and for the period from January 8, 1998 (inception) to December 31, 2002, as set forth in their report.

Donald W. Prosser, P.C., our independent auditors, have audited the financial statements of the acquisitions of the Company, as set forth in their reports. Indy of Colorado, Ltd. was audited as of June 30, 2002, December 31, 2001 and 2000, and for the six month periods and years then ended, as set forth in their report. Platinum of Illinois, Incorporated was audited as of April 30, 2002, December 31, 2001 and 2000, and for the four month periods and years then ended, as set forth in their report. Tennessee Restaurant Concepts, Inc. was audited as of June 30, 2002, December 31, 2001 and 2000, and for the six month periods and years then ended, as set forth in their report. Tennessee Restaurant Concepts II, Ltd. was audited as of June 30, 2002, December 31, 2001 and 2000, and for the six month periods and years then ended, as set forth in their report.

We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on our auditors’ reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the common stock offered hereby. This prospectus does not contain all the information which is in our registration statement as allowed by the rules and regulations of the Commission. We refer you to the registration statement and to the exhibits for further information with respect to our Company and the securities offered in this prospectus. Statements contained in this prospectus regarding the contents of any contract or other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the registration statement. Our registration statement, and exhibits, may be inspected without charge at the Securities and Exchange Commission’s principal office at 450 Fifth Street, N.W., Washington D.C. 20549, and at the regional office of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain copies of all or any part of the registration statement from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. You may obtain information on the operation of the Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains all information filed electronically by us.

We currently are not a “reporting company” subject to the information and reporting requirements of Sections 13(a) or 15(d) of the Exchange Act. As a result of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and will file periodic reports and other information with the Commission. Such periodic reports and other information will be available for inspection and copying at the Commission’s public reference facilities, regional offices and website referred to above.

We intend to furnish our shareholders with annual reports containing financial statements audited by independent certified public accountants and with quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

INDEX TO COMBINED FINANCIAL STATEMENTS

VCG HOLDING CORP.
AND SUBSIDIARIES

Combined Financial Statements:
Combined Balance Sheets at June 30, 2002 (unaudited) and December 31, 2001 and December 31, 2000	F-2
Combined Statements of Income for the six months ended June 30, 2002 and 2001 (unaudited) and years ended December 31, 2002 and December 31, 2001	F-3
Combined Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2001 and December 31, 2000 and for the six months ended June 30, 2002 (unaudited)	F-4
Combined Statements of Cash Flows for the six months ended June 30, 2002 and 2001 (unaudited) and years ended December 31, 2001 and December 31, 2000	F-6
Notes to Combined Financial Statements	F-7

Reports of Independent Certified Public Accountants:
VCG Holdings, Corp.	F-18
Platinum of Illinois, Incorporated	F-19
Indy of Colorado, LTD	F-20
Tennessee Restaurant Concept, Inc.	F-21
Tennessee Restaurant Concepts II, L.P.	F-22

Financial Statements:
VCG Holdings, Corp. (a development stage company), December 31, 2001 and December 31, 2000	F-23
Platinum of Illinois, Incorporated, April 30, 2002 and December 31, 2001 and December 31, 2000	F-31
Indy of Colorado, LTD., June 30, 2002 and December 31, 2001 and December 31, 2000	F-37
Tennessee Restaurant Concept, Inc., June 30, 2002 and December 31, 2001 and December 31, 2000	F-43
Tennessee Restaurant Concepts II, L.P., June 30, 2002 and December 31, 2001 and December 31, 2000	F-49

VCG HOLDING CORP.

COMBINED BALANCE SHEETS

	(Unaudited)	December 31,
	June 30, 2002	2001	2000
ASSETS
Current Assets
Cash & cash equivalents	$81,846	$109,624	$131,629
Other receivables	325	2,038	13,720
Inventories	19,177	18,013	19,646
Prepaid expenses	30,632	32,907	8,362
Other current assets	—	1,402,402	1,551,965

Total Current Assets	131,980	1,564,984	1,725,322

Equipment and Leasehold Improvements
Land	525,000	275,000	275,000
Buildings	5,171,200	1,599,572	1,599,572
Equipment	217,941	215,990	233,797
Furniture & Fixtures	156,695	155,264	155,264
Signs	25,328	25,328	25,328
Leasehold improvements	452,978	294,975	290,430
Less accumulated depreciation	(447,316)	(372,384)	(282,582)

Net equipment and leasehold improvements	6,101,826	2,193,745	2,296,809

Other Assets
Deposits	9,725	9,725	9,725
Goodwill	4,140,141	1,146,264	1,337,353

Total Other Assets	4,149,866	1,155,989	1,347,078

Total Assets	$10,383,672	$4,914,718	$5,369,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable—trade	$37,326	$20,129	$15,642
Accrued expenses	63,165	49,113	47,058
Due to related parties	—	1,379,443	1,530,967
Bank overdraft	—	54,426	35,121
Current portion of capitalized lease	45,132	—	—
Current portion of long-term debt	131,500	143,804	141,519

Total current liabilities	277,123	1,646,915	1,770,307

Long-term Debt
Credit Facility	1,400,000
Capitalized lease	1,354,115	—	—
Long-term debt	2,508,500	1,606,280	1,750,084

Total long-term debt	5,262,615	1,606,280	1,750,084

Stockholders’ Equity
Common stock	2,424	2,900	2,900
Paid-in capital	4,581,424	1,842,209	1,938,853
Treasury Stock	(1,625)	(1,625)	(1,625)
Retained earnings	261,711	(181,961)	(91,311)

Total stockholders’ equity	4,843,934	1,661,523	1,848,817

Total Liabilities and Stockholders’ Equity	$10,383,672	$4,914,718	$5,369,208

See notes to financial statements

VCG HOLDING CORP.

COMBINED STATEMENTS OF INCOME
For the six months ended and years ended,

	(Unaudited)
	June 30,		December 31,
	2002	2001	2001	2000
Revenues
Sales of Alcoholic beverages	$1,587,098	$1,626,956	$3,296,978	$2,622,831
Sales of food and merchandise	233,372	185,536	362,602	292,503
Service revenue	727,672	753,318	1,514,600	1,145,017
Other	82,581	78,533	342,913	134,492

Total Revenue	2,630,723	2,644,343	5,517,093	4,194,843

Operating Expenses
Cost of goods sold	333,400	349,371	724,445	539,646
Salaries and wages	604,437	638,577	1,263,420	942,909
Management fee	214,000	289,200	675,236	357,956
Other general and administrative
Taxes and permits	197,028	206,152	408,506	264,016
Charge card and bank fees	21,765	18,269	35,720	32,491
Rent	109,203	166,959	477,206	335,038
Legal and professional	133,419	57,092	115,869	125,804
Advertising and marketing	122,964	145,012	271,464	203,042
Other	338,852	280,174	570,875	529,995
Depreciation & amortization	96,236	153,779	306,301	118,569

Total Operating Expenses	2,171,304	2,304,585	4,849,042	3,449,466

Income from operations	459,419	339,758	668,051	745,377

Other income (expenses)
Interest expense	(39,782)	(33,364)	(66,206)	(28,232)
Interest income	196	66	640	140
Gain (loss) on sale/disposition of assets	30,696	—	(10,969)	—
Other	—	—	—	—

Total Other Income (Expenses)	(8,890)	(33,298)	(76,535)	(28,092)

Net income before extraordinary item and income taxes	450,529	306,460	591,516	717,285

Extraordinary item
Write-down of goodwill to market	(406,000)	—	—	—

Total extraordinary item	(406,000)	—	—	—

Net income before income taxes	44,529	306,460	591,516	717,285

Federal income tax expense (refund)	(1,902)	—	—	—
State income tax expense (refund)	—	—	—	—

Net income	$46,431	$306,460	$591,516	$717,285

Basis income per common share	$0.01	$0.06	$0.12	$0.15

Weighted average shares outstanding	4,870,000	4,870,000	4,870,000	4,870,000

See notes to financial statements

VCG HOLDING CORP.

COMBINED STATEMENT OF STOCKHOLDERS’ AND PARTNERS’ EQUITY
For the four months ended April 30, 2002
For the years ended December 31, 2001 and 2000

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in Capital	Partners’ Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
December 31, 1999:
VCG Holding Corp	—	$—	18,003,050	$1,800	(16,235,050)	$(1,625)	$5,425	$—	$(1,851)	$3,749
Platinum of Illinois, Incorporated	—	—	10	100	—	—	—	—	69,584	69,684
Indy of Colorado, Ltd								153,799	—	153,799
Tennessee Restaurant Concepts, Inc.	—	—	1,000	1,000	—	—	131,300	—	—	132,300
Tennessee Restaurant Concepts II, LP								1,591,000		1,591,000

Balances, December 31, 1999	—		$18,004,060	$2,900	(16,235,050)	$(1,625)	$136,725	$1,744,799	$67,733	$1,950,532
Net income (loss) 2000 and transactions:
VCG Holding Corp									(1,285)	(1,285)
Platinum of Illinois, Incorporated									(4,099)	(4,099)
Indy of Colorado, Ltd								57,329		57,329
Tennessee Restaurant Concepts, Inc.									(166,496)	(166,496)
Tennessee Restaurant Concepts II, LP								12,837		12,837

Balances, December 31, 2000	—		$18,004,060	$2,900	(16,235,050)	$(1,625)	$136,725	$1,814,965	$(104,147)	$1,848,818
Net income (loss) 2001 and transactions:
VCG Holding Corp							6,036		(6,492)	(456)
Platinum of Illinois, Incorporated									(38,788)	(38,788)
Indy of Colorado, Ltd								42,320		42,320
Tennessee Restaurant Concepts, Inc.									(118,459)	(118,459)
Tennessee Restaurant Concepts II, LP								(71,912)		(71,912)

Balances, December 31, 2001	—	$—	18,004,060	$2,900	(16,235,050)	$(1,625)	$142,761	$1,785,373	$(267,886)	$1,661,523

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in Capital	Partners’ Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Net income (loss) June 30, 2002 and transactions:
VCG Holding Corp			4,472,000	624	—	—	4,569,963	—	12,049	4,582,636
Platinum of Illinois, Incorporated			—	900	—	—	4,789	—	50,619	56,308
Indy of Colorado, Ltd								(35,673)		(35,673)
Tennessee Restaurant Concepts, Inc.							1,339,243		(426,110)	913,133
Tennessee Restaurant Concepts II, LP								(1,336,725)		(1,336,725)
Eliminations	—	—	(1,010)	(2,000)	—	—	(1,475,332)	(412,975)	893,039	(997,268)

Balances, June 30, 2002	—	$—	22,475,050	$2,424	(16,235,050)	$(1,625)	$4,581,424	$—	$261,711	$4,843,934

VCG HOLDING CORP.

COMBINED STATEMENTS OF CASH FLOWS
For the six months ended and years ended,

	(Unaudited)
	June 30,		December 31,
	2002	2001	2001	2000

Net income (loss)	$46,431	$306,460	$591,516	$717,285
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,236	153,779	306,301	118,569
Write-down of goodwill to market	406,000	—	—	—
(Increase) decrease in other receivables	1,713	9,795	9,682	1,827
(Increase) decrease in inventory	(1,164)	(1,580)	1,633	(8,132)
(Increase) decrease in prepaid expenses	2,275	(42,096)	(24,545)	3,184
(Increase) decrease in other current assets	—	—	—	—
(Gain) loss on disposition of equipment	(30,696)	—	10,969	—
Increase (decrease) in trade accounts payable	17,197	(8,736)	4,487	14,256
Increase (decrease) in bank overdraft	(54,426)	2,273	19,305	16,782
Increase (decrease) in due to parent company	—	—	—	—
Increase (decrease) in accrued expenses	(7,307)	1,404	2,055	12,423

Net cash provided by operating activities	476,259	421,299	921,403	876,194

Investing Activities
Purchases of equipment and leasehold improvements	(5,857,586)	(3,419)	(17,966)	(2,129,530)
Purchase of goodwill and non compete agreement	(3,432,981)	—	—	(1,344,230)
Deposits	—	—	—	(9,725)
Proceeds from disposition of equipment	—	—	6,650	—

Net cash used by investing activities	(9,290,567)	(3,419)	(11,316)	(3,483,485)

Financing Activities
Proceeds from capitalized lease	1,421,628	—	—	—
Payment on capitalized lease	(22,381)	—	—	—
Proceeds from mortgage payable	2,640,000	—	—	1,860,000
Payments on mortgage payable	(50,084)	(70,799)	(141,516)	(59,490)
Loan to related party	1,400,000	—	—	(23,300)
Distribution	(294,780)	(345,902)	(796,650)	(819,000)
Related party payments	130,826	16,569	38	2,302
Proceeds from common stock	624	—	—	1,000
Proceeds from additional paid in capital	3,561,408	6,036	6,036	1,722,300

Net cash provided by financing activities	8,787,241	(394,096)	(932,092)	2,683,812

Net increase (decrease) in cash	(27,067)	23,784	(22,005)	76,521
Cash beginning of year	108,913	129,745	131,629	55,107

Cash end of year	$81,846	$153,529	$109,624	$131,628

See notes to financial statements

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

1)    Organization

The Company was organized on May 16, 1989 for the purpose of engaging in any lawful business, but it is management’s plan to seek a business combination. On November 1, 1995, the Company was administratively dissolved by the Colorado Secretary of State due to no renewal of the required corporate report. Effective January 8, 1998, the Company reincorporated for the purpose of carrying on the business of the old corporation. The Company is a development-stage company since planned principal operations have not commenced. Until January 8, 1998, the Company was a wholly owned subsidiary of Vanden Capital Group, Inc.

The Company reincorporated as a Colorado corporation in December 1998.The Company in April 2002 came under new management and is in the business of acquiring, owning and operating nightclubs which provide premium quality live adult entertainment, restaurant and beverage services in an up-scale environment to affluent patrons. The Company owns and operates three nightclubs located in suburbs of Memphis, Tennessee; Indianapolis, Indiana; and, St. Louis, Illinois.

The Company has selected December 31 as its year end.

In April 2002, the Company’s current management and their affiliates purchased 1,236,428 shares of the Company’s previously issued and outstanding common stock from the former officers and directors of the Company. This transaction resulted in a change of control of the Company.

In April 2002, an entity affiliated with the new Chairman of the Company purchased 1,585,000 shares of common stock from the Company for $1,585,000. In addition, the Company sold 515,000 shares of common stock for $515,000 in a private placement.

On April 30, 2002, the Company acquired for $2,000,000 all of the outstanding capital stock of Platinum of Illinois, Inc., an Illinois corporation (Platinum). The purchase included a lease that has been capitalized and guaranteed by the Company’s Chairman. The lease was transferred to a wholly-owned subsidiary, VCG Real Estate Holdings, Inc. (“VCGRE”).

On May 1, 2002, the Company contracted with an affiliate of the new management to manage operations.

On May 8, 2002, the Company formed a wholly-owned subsidiary, Indy Restaurant Concepts, Inc. (“INDY”), an Indiana Corporation. In June 2002 the Company acquired and transferred into INDY all of the assets and liabilities of Indy of Colorado Ltd., a Colorado limited partnership. The assets were valued at $1,590,000 and acquired for 1,059,000 shares of the Company’s common stock.

In June 2002, VCGRE purchased the building that INDY leases space from. VCGRE paid $2,550,000 for the building and land. The property has a mortgage of $1,000,000 from a bank and guaranteed by the Chairman of the Company. In addition a company affiliated with the Company’s Chairman, provided a $1,400,000 credit facility, which was used to partially fund the purchase of the building and land.

On June 30, 2002, the Company acquired all of the outstanding capital stock of Tennessee Restaurant Concepts, Inc., a Tennessee corporation (“TRC”), which was valued at $604,800 for 604,800 shares of the Company’s common stock.

On June 30, 2002, VCGRE acquired, from Tennessee Restaurant Concepts II, LP, the 14,000 square foot building used entirely by TRC. The purchase price consisted of the assumption of the $1,640,000 mortgage on the property and 195,200 shares of the Company’s common stock at $1.00 per share. The mortgage has been guaranteed by its Chairman.

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

2)    Summary of Accounting Policies

Unaudited Interim Information

The accompanying financial information as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Security and Exchange Commission. The financial statements reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.

Principles of Combination

The combined financial statements include the accounts of the Company and its subsidiaries and Platinum, Indy of Colorado, TRC, and Tennessee Restaurant Concepts II, LP as explained in note 1. all significant intercompany balances and trans actions are eliminated in the combination.

Net Income Per Common Share

Net Income per share is computed by dividing net income by the weighted average number of shares outstanding during the years, after giving retroactive effect to the reorganization transaction, the reverse split of shares and the combination and acquisitions as explained in notes 1 & 2.

The Company computes net income per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (“SFAS 128”). SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is of basic earnings per share because dilutive earnings per share is the same as basic.

Use of Estimates in the Preparation of Financial Statements

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories, consisting principally of liquor and food products, are stated at the lower of cost or market (first-in, first-out method).

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

2)    Summary of Accounting Policies (Continued)

Property and Equipment

Property and equipment are stated at cost. Cost of property renovations or improvements are capitalized; costs of property maintenance and repairs are charged against operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets, as follows:

Building and improvements	40 years
Leasehold improvements	7-15 years
Equipment	5-7 years

Revenue Recognition

The Company recognizes all revenues at point-of-sale upon receipt of cash, check or charge card sale. This includes VIP Room Memberships, since the memberships are non-refundable and the Company has no material obligation for future performance.

Income Taxes

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which reflects an asset and liability approach in accounting for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Income tax treatment for the combined companies is as follows:

VCG Holding Corp. is taxed as a “C” corporation and has a net operating loss and a current operating loss and no Income taxes have been accrued for the current or past years.

Platinum of Illinois, Incorporated is taxed as a “C” corporation and has a net operating loss and a current operating loss and no Income taxes have been accrued for the past years and a refund accrued for the current period.

Indy of Colorado, Ltd. is a limited partnerships. No income tax provision has been included in the financial statement since income or loss of the Partnership is required to be reported by the respective partners on their individual tax returns. Effective with the incorporation of Indiana Restaurant Concepts, Inc. a wholly owned subsidiary as discussed in Note 4, INDY became a taxable entity. After incorporation provisions for income taxes, both current and deferred have to be made. Since the transaction occurred on June 30 no provision for income taxes were made on these financial statements.

Tennessee Restaurant Concepts II, LP is limited partnerships. No income tax provision has been included in the financial statement since income or loss of the Partnership is required to be reported by the respective partners on their individual tax returns. Effective with the incorporation of VCG Real Estate Holding, Inc. a wholly owned subsidiary as discussed in Note 5, the assets and liabilities of Tennessee Restaurant Concepts II, LP will be included on VCGRE as of June 30, 2002. After incorporation provisions for income taxes, both current and deferred have to be made. Since the transaction occurred on June 30 no provision for income taxes were made on these financial statements.

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

2)    Summary of Accounting Policies (Continued)

Income Taxes (Continued)

Tennessee Restaurant Concepts, Inc. has elected to be taxed as an “S” Corporation under Section 1361 of the Internal Revenue Code, all income and deductions flow through to the individual stockholders and are taxed accordingly. With the acquisition of the stock of TRC the “S” Corporation election terminated effective July 1, 2002 provisions for income taxes, both current and deferred has to be made. Since the transaction occurred on June 30 no provision for income taxes were made on these financial statements.

Stock Options

Effective May 1, 2002, the Company adopted SFAS No. 123, “Accounting for Stock-Based Compensation”(“SFAS 123”). SFAS 123a establishes a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company has elected to continue to account for its employee stock compensation plans under APB Opinion No. 25. The effects of SFAS 123 did not have a material effect on the Company’s financial statements.

Goodwill

The Company adopted the Statement of Financial Accounting Standards (“SFAS”) Nos. 141 and 142 “Business Combinations” and “Goodwill and other Intangible Assets” on April 30, 2002. Statement 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under the guidance of Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test. The adoption of this statement did not have a material effect on the financial position or results of operations of the Company, as no adjustment was needed at June 30, 2002. The combined companies reflected a write down of the goodwill on the books of TRC before the acquisition by the Company. The charge to earnings was accounted for as an extraordinary item of $406,000 charged against the June 30, 2002 earnings. The amount of the charge was determined by an independent business valuation prepared for the purpose of the acquisition by the Company and the adoption of SFAS 141 and 142.

For the years ended December 31, 2001 and 2000 and six months ended June 30, 2002 and 2001,except as explained above, the Company and the combined entities had not begun its goodwill impairment test. Amortization of goodwill amounted to $ 191,090, $74,807, $62,212, and $95,545 respectively.

Impaired Assets

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Requirement Obligations. SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective December 31, 2002 for the Company. The Company believes the adoption of this statement will have no material impact on its combined financial statements.

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

2)    Summary of Accounting Policies (Continued)

Impaired Assets (Continued)

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The Company adopted SFAS 144 on January 1, 2002. The adoption of this statement did not have a material impact on its combined financial statements.

3)    Acquisitions

On April 30, 2002, the Company acquired all of the outstanding capital stock of Platinum of Illinois, Inc., an Illinois corporation (“Platinum”), for $2,000,000 cash. The acquisition of Platinum was accounted for by the purchase method of accounting; therefore the operations of Platinum have been included in the accompanying statements of operations since the date of acquisition. Platinum is operated as a wholly owned subsidiary. The purchase price and adjustments to the historical book values of Platinum are as follows:

Fair value of inventory acquired	$6,622
Fair values of property and equipment	78,586
Less, liabilities assumed	(2,104)
Excess cost over fair values assigned to goodwill	1,916,896

Purchase price	$2,000,000

On June 30, 2002, the Company acquired all of the assets and liabilities of Indy of Colorado Ltd., an Indiana Limited Partnership., as discussed in Note 4. The acquisition of Indy of Colorado Ltd. was accounted for by the purchase method of accounting; therefore the operations of Indy of Colorado Ltd. have been included in the accompanying statements of operations since the date of acquisition. Under purchase accounting, the purchase price was allocated to the assets acquired based on their fair values. Consideration for the purchase was 1,590,000 shares of Company common stock valued at their fair market value of $1,590,000. All of the assets acquired and liabilities assumed were contributed to a wholly owned subsidiary of the Company, INDY and operates PT’s Showclub in Indianapolis, Indiana. The purchase price and adjustments to the historical book values of INDY are as follows:

Fair value of cash and other current assets	$22,376
Fair value of inventory acquired	8,118
Excess cost over fair values assigned to goodwill	1,440,232

Purchase price	$1,590,000

On June 30, 2002, the Company acquired all of the outstanding capital stock of Tennessee Restaurant Concepts, Inc., a Tennessee corporation. The acquisition of TRC was accounted for by the purchase method of accounting; therefore the operations of TRC have been included in the accompanying statements of operations since the date of acquisition. Under purchase accounting, the purchase price was allocated to the assets acquired based on their fair values. Consideration for the purchase was 604,800 shares of Company common stock valued at their fair market value of $604,800. TRC is operated as a wholly owned subsidiary of the Company and operates PT’s Showclub in Memphis, Tennessee.

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

3)    Acquisitions (Continued)

The purchase price and adjustments to the historical book values of TRC are as follows:

Fair value of cash and other current assets	$24,584
Fair value of inventory acquired	5,200
Fair values of property and equipment	108,351
Fair value of other assets	9,725
Less, liabilities assumed	(26,612)
Excess cost over fair values assigned to goodwill	483,552

Purchase price	$604,800

The following transactions were acquisitions of VCG Real Estate Holdings, Inc. a wholly owned subsidiary of the Company:

In May 2002, as part of the purchase of Platinum, the Company acquired a five year lease on the 9,000 square foot building and land on which Platinum is located for base rent of $900,000, which is to be paid in monthly installments of $15,000. At the end of the five year term, the Company has the option to pay $900,000 as a final installment on the purchase of the building and land. The Company has elected to capitalize this lease under FASB 13 as discussed in Note 6. The value of the building and land under the lease is $1,421,628.

On June 30, 2002 as part of the acquisition of TRC, VCGRE acquired the 14,000 square foot building in which TRC is located. The purchase price consisted of the assumption of the $1,640,000 mortgage on the property and 195,200 shares of the Company’s common stock valued at $195,200. The total value of the building and land is $1,835,200 as discussed in Note 5.

On June 30, 2002 the building and land on which PT’s Showclub in Indianapolis, Indiana is located was purchased. The Purchase Agreement for the building and land was originally between the seller and Lowrie Management and was subsequently assigned to VCG RE. The purchase price of $2,550,000 was paid in $1,550,000 cash and a $1,000,000 mortgage. (Note 7, 8 and 9)

The combined financial statements for the six ended June 30, 2002 and 2001and the years ended December 31, 2001 and 2000 gives effect to the transactions as if they had occurred at the beginning of the 2001. The combined financial statements are presented for informational purposes only and is not necessarily indicative of results of operations that would have been achieved had the transactions been completed as of the beginning of the 2001, nor are they indicative of the Company’s future results of operations.

4)    Incorporation and Change in Tax Status

Effective June 30, 2002, Indy Restaurant Concepts, Inc. was incorporated by issuing 1,000 shares of it common stock in exchange for all of the assets and liabilities of Indy of Colorado, Ltd. a Indiana limited partnership. Those assets and liabilities were recorded in combined financial statements at the partnerships’ historical cost basis as summarized below:

Current assets	$30,494
Property and equipment, net	143,844
Goodwill	67,930
Current liabilities	(24,570)

$217,698

Common stock of $1,000 and additional paid-in capital of $216,698 were recorded.

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

5)    Transfer of Partnership Assets

On June 30, 2002 VCGRE agreed to purchase the building and land owned by Tennessee Restaurant Concepts II, LP, a Tennessee limited partnership for $1,835,200. This purchase included all of the assets of the partnership and assumed its only liability. This acquisition was treated as a sale on the books of the seller, including a gain for both financial statement and income tax purposes. There are no income taxes recorded on the books of the Company for this transaction as the gain will be reported by the respective partners on their individual tax returns.

6)    Obligation under Capital Lease

The Company’s property under capital lease, which is included in property and equipment, is summarized as follows:

Land	$100,000
Building	1,321,628
Accumulated depreciation	(5,649)

$1,415,979

The capital lease requires a monthly payment of $15,000 including effective interest of 6.697% per annum through April 2007.

Future minimum lease payments under capital leases at June 30, 2002 are as follows:

Years Ending June 30:
2003	$180,000
2004	180,000
2005	180,000
2006	180,000
2007	1,050,000

1,770,000
Less: amount representing interest	370,753

Present value of future minimum lease payment	1,399,247
Less: current maturities	45,132

Long-term capital lease obligation	$1,354,115

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

7)    Long-term debt

Long-term debt consists of the following:

		December 31
	June 30 2002	2001	2000
5.75% mortgage loan from a bank, secured by real estate in Indianapolis, Indiana. Payable at $7,070 per month including interest, due July, 2005. After first year the interest rate is adjustable to 1 percent over seventy-five percent of the Wall Street Journal Prime Rate rounded to the near eighth of a percent. Guaranteed by the chairman of the Company.	$1,000,000	$—	$—
10% note payable to an individual unsecured. Payable at $2,310 per month including interest, due February, 2004. The note was paid-off in June, 2002 as part of the transfer of the Indy of Colorado, Ltd assets and liabilities. Guaranteed by the chairman of the Company	—	50,084	71,603
4% note payable to an individual secured by real estate in Memphis, Tennessee. Payable at $15,000 per month including interest, due September, 2003. The payment is allocated $5,000 to interest and $10,000 to principle reduction. Guaranteed by the chairman of the Company	1,640,000	1,700,000	1,820,000

Total	$2,640,000	$1,750,084	$1,891,603
Less current portion long-term debt	131,500	143,804	141,519

Long-term debt	$2,508,500	$1,606,280	$1,750,084

The following are the maturities of the long-term:

2003	$131,500
2004	1,549,584
2005	28,650
2006	930,266

$2,640,000

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

8)    Income Taxes

As of December 31, 2001, the Company had net operating losses available for carryover to future years of approximately $10,000, expiring in various years through 2021. Utilization of these carry-overs may be limited if there is a change in control of the Company.

A reconciliation of the Company’s income tax benefit as computed using the Federal statutory rate to the effective income tax benefit is as follows:

	2001	2000
Income tax benefit computed at Federal rate (34%)	$(3,400)	$(2,750)
State income tax benefit	(450)	(360)
Loss limited by valuation allowance	3,850	3,110

Income tax benefit	$0	$0

As of December 31, 2001, the Platinum had net operating losses available for carryover to future years of approximately $21,000, expiring in various years through 2021. Utilization of these carry-overs may be limited if there is a change in control of Platinum and the loss will only be available for use against income generated in Platinum.

A reconciliation of the Platinum’s income tax benefit as computed using the Federal statutory rate to the effective income tax benefit is as follows:

	2001	2000
Income tax benefit computed at Federal rate (15%)	$(5,097)	$(3)
State income tax benefit	(1,630)	(0)
Loss limited by valuation allowance	4,825	3

Income tax benefit	$1,908	$0

Platinum has a contribution carry forward available of $5,821.

9)    Credit Facility

In June 2002, Lowrie Management, LLLP, a company affiliated with Mr. Lowrie, provided a $1,400,000 long-term credit facility which expires in July 2007 and bears interest at 9% per annum. Debt under the credit facility is convertible at any time after June 30, 2003, at the election of the lender, into shares of the Company’s common stock at $1.00 per share. This credit facility was fully drawn to partially fund the purchase of real estate in Indianapolis, Illinois. The Company believes the credit facility to be fair and reasonable as it is on at least as favorable terms as would be available from a third party. (Note 3 and 10)

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

10)    Stockholders’ Equity

Description of Securities

Authorized capital stock consists of 50,000,000 shares of common stock, $.0001 value per share, and 1,000,000 shares of preferred stock, $.0001 value per share. As of June 30, 2002, 6,240,000 shares of common stock were outstanding, and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote. Since our common stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power, if they choose to do so, may elect all directors and the holders of the remaining shares would not be able to elect any directors. In the event of a voluntary or involuntary liquidation of our company, all shareholders are entitled to a pro rata distribution of our assets remaining after payment of claims of creditors and liquidation preferences of any preferred stock. Holders of our common stock have no conversion, redemption or sinking fund rights. All of our outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Board of Directors, without further action by the shareholders, is authorized to issue up to 1,000,000 shares of preferred stock in one or more series. The board may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences. The Board has not authorized any series of preferred stock, and there are no agreements or understandings for the issuance of any shares of preferred stock. Because of its broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, the Board could adversely affect the voting power of the holders of our common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could delay, defer or prevent an attempt to obtain control of the Company.

Convertible Note

Lowrie Management, LLLP, an affiliate of our Chairman of the Board, has provided a $1,400,000 long-term credit facility to the Company which expires in July 2007 and bears interest initially at 9% per annum. The credit facility has been fully drawn down by the Company. Debt under the credit facility is convertible at any time after June 30, 2003, at the election of the lender into shares of our common stock at $1.00 per share 60 days after we receive written notice of conversion.

Stock Option and Stock Bonus Plan

The Board adopted the Stock Option and Stock Bonus Plan as of April 23, 2002 and it was approved by our shareholders on July 22, 2002. Under the Plan, we may grant to our designated employees, officers, directors, advisors and independent contractors incentive stock options, nonqualified stock options and stock. By encouraging stock ownership, we seek to motivate Plan participants by allowing them an opportunity to benefit from any increased value of the Company which their individual effort, initiative, and skill help produce. As of the date of this prospectus, no stock options or stock bonuses had been issued were outstanding under the Plan. Up to 700,000 shares of common stock are authorized for issuance under the Plan. If options granted under the Plan expire or are terminated for any reason without being exercised, or bonus shares are forfeited, the shares underlying such option and/or bonus shares will become available again for issuance under the Plan.

VCG HOLDING CORP

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
For the six months ended, June 30, 2002 and the years ended December 31, 2001 and 2000

10)    Stockholders’ Equity (Continued)

Stock Option and Stock Bonus Plan (Continued)

Administration of the Plan.    The compensation committee and/or the Board determines which individuals will receive grants, the type, size and terms of the grants, the time when the grants are made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and the total number of shares of common stock available for grants.

Eligibility for participation.    Grants may be made to employees, officers, directors and consultants of the Company and its subsidiaries, including any non-employee member of the Board of Directors.

Options.    Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to employees, officers, directors and consultants. The exercise price of an option will be determined by the compensation committee and may be equal to, greater than, or less than the fair market value of a share of common stock at the time of grant; provided that:

(i)	the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date of grant;

(ii)
the exercise price of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant; and

(iii)	the exercise price of a non-qualified stock option must be at a price not less than 85% of the fair market value of the underlying shares of common stock on the date of grant.

The compensation committee determines the term of each option, which may not exceed ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock may not exceed five years from the date of grant. The compensation committee may accelerate or extend the exercisability of any or all outstanding options at any time for any reason.

Stock.    The compensation committee determines the number of shares of stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the compensation committee may determine in its sole discretion.

Termination.    If a participant ceases to be an employee, officer, director or consultant, other than because of retirement, death or disability, the participant will forfeit any stock options or stock rights that are not yet vested, and any stock for which the restrictions are still applicable.

Amendment and termination of the Plan.    The compensation committee may amend or terminate the Plan at any time, except that it may not make any amendment that requires shareholder approval as provided in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Internal Revenue Code without shareholder approval. The Plan will terminate on the tenth anniversary of its effective date, unless terminated earlier by the compensation committee.

Stock Split

Effective July 22, 2002, the Company effected a one for two reverse stock split. All references to stock outstanding have been retroactively adjusted as if the split had taken place on the earliest date shown.

11)    Operating Leases

All operating leases are one year in length and payable to VCGRE and are a elimination to the consolidated financial statements.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
VCG Holding Corp.
Denver, CO

We have audited the accompanying balance sheets of VCG Holding Corp. (a development-stage company) as of December 31, 2001 and 2000 and the related statements of operations, stockholders’ equity and cash flows for the two years ended December 31, 2001 and 2000 and for the period from January 8, 1998 (date of inception) through December 31, 2001. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of VCG Holding Corp. (a development-stage company) as of December 31, 2001 and 2000 and the related statements of operations, stockholders’ equity and cash flows for the two years ended December 31, 2001 and 2000 and for the period from January 8, 1998 (date of inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has sustained operating losses since its inception and has minimal capital that raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

July 25, 2002

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
Platinum of Illinois, Incorporated
Denver, Colorado

We have audited the accompanying balance sheets of Platinum of Illinois, Incorporated as of April 30, 2002, December 31, 2001 and 2000, and the related statements of income, changes in stockholders’ equity and cash flows for the four months ended and the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Platinum of Illinois, Incorporated as of April 30, 2002 December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Donald W Prosser PC
7260 Osceola Street
Westminster, Colorado 80030

June 5, 2002

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
Indy of Colorado, Ltd.
Denver, Colorado

We have audited the accompanying balance sheets of Indy of Colorado, Ltd. as of June 30, 2002, December 31, 2001 and 2000, and the related statements of income, changes in stockholders’ equity and cash flows for the six months ended and the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indy of Colorado, Ltd. as of June 30, 2002 December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Donald W Prosser PC
7260 Osceola Street
Westminster, Colorado 80030

July 23, 2002

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
Tennessee Restaurant Concepts, Inc.
Denver, Colorado

We have audited the accompanying balance sheets of Tennessee Restaurant Concepts, Inc. as of June 30, 2002, December 31, 2001 and 2000, and the related statements of income, changes in stockholders’ equity and cash flows for the six months ended and the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tennessee Restaurant Concepts, Inc. as of June 30, 2002 December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Donald W Prosser PC
7260 Osceola Street
Westminster, Colorado 80030

July 26, 2002

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
Tennessee Restaurant Concepts II, LP.
Denver, Colorado

We have audited the accompanying balance sheets of Tennessee Restaurant Concepts II, LP. as of June 30, 2002, December 31, 2001 and 2000, and the related statements of income, changes in stockholders’ equity and cash flows for the six months ended and the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tennessee Restaurant Concepts II, LP. as of June 30, 2002 December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Donald W Prosser PC
7260 Osceola Street
Westminster, Colorado 80030

July 28, 2002

VCG HOLDING CORP.
(A Development Stage Company)

BALANCE SHEETS

	2001	2000
ASSETS
Current Assets:
Cash	$2,008	$2,000
Accrued interest receivable	—	420

Total Current Assets	2,008	2,420
Notes receivable, related parties	—	2,000

TOTAL ASSETS	$2,008	$4,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, related party	$—	$1,956

Total Current Liabilities	—	1,956

TOTAL LIABILITIES	—	1,956

Contingencies (Notes 1, 3, and 4)	—	—
Stockholders’ Equity:
Preferred stock, $.0001 par value 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.0001 par value, 50,000,000 shares authorized, 18,003,050 issued and outstanding	1,800	1,800
Additional Paid In Capital	11,461	5,425
Accumulated (Deficit) during Development Stage	(9,628)	(3,136)

	3,633	4,089
Treasury stock (16,253,050 shares at December 31, 2001 and 2000)	(1,625)	(1,625)

TOTAL STOCKHOLDERS’ EQUITY	2,008	2,464

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,008	$4,420

The accompanying notes are an integral part of the financial statements.

VCG HOLDING CORP.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
For the Period from January 8, 1998 (date of inception)
through December 31, 2001
	Year Ended December 31, 2001		Year Ended December 31, 2000		For the Period from January 8, 1998 (date of inception) through December 31, 2001
Revenue		$—		$—		$—

Expenses
Audit fees		2,500		—		2,500
Legal fees		4,080		1,425		6,036

		6,580		1,425		8,536

Net Operating (Loss)		(6,580)		(1,425)		(8,536)

Other Income (Expenses):
Interest income		88		140		508
Disposition of worthless securities		—		—		(1,600)

		88		140		(1,092)

Net Income (Loss)		$(6,492)		$(1,285)		$(9,628)

Per Share	$	nil	$	nil	$	nil

Weighted Average Shares Outstanding		18,003,050		18,003,050		18,003,050

The accompanying notes are an integral part of the financial statements.

VCG HOLDING CORP.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from January 8, 1998 (date of inception) through
December 31, 2001

	Preferred No./Shares	Stock Amount	Common No./Shares	Stock Amount	Treasury No./Shares	Stock Amount	Additional Paid-in Capital	Accumulated (Deficit)	Total
Balance at January 8, 1998	—	$—			—	$—	$—	$—	$—
Common stock issued for cash and investment of securities, at inception, at $.0001 per share	—	—	18,003,050	1,800	—	—	1,800	—	3,600
Return of common stock to the Company	—	—	—	—	(17,253,050)	(1,725)	1,725	—	—
Treasury stock issued for promissory notes receivable at $.0001 per share	—	—	—	—	1,000,000	100	1,900	—	2,000
Net loss for the year ended December 31, 1998	—	—	—	—	—	—	—	(1,991)	(1,991)

Balance at December 31, 1998	—	—	18,003,050	1,800	(16,253,050)	(1,625)	5,425	(1,991)	3,609
Net income for the year ended December 31, 1999	—	—	—	—	—	—	—	140	140

Balance at December 31, 1999	—	—	18,003,050	1,800	(16,253,050)	(1,625)	5,425	(1,851)	3,749
Net loss for the year ended December 31, 2000	—	—	—	—	—	—	—	(1,285)	(1,285)

Balance at December 31, 2000	—	—	18,003,050	1,800	(16,253,050)	(1,625)	5,425	(3,136)	2,464
Contributed capital	—	—	—	—	—	—	6,036	—	6,036
Net loss for the year ended December 31, 2001	—	—	—	—	—	—	—	(6,492)	(6,492)

Balance at December 31, 2001	—	—	18,003,050	$1,800	(16,253,050)	$(1,625)	$11,461	$(9,628)	$2,008

The accompanying notes are an integral part of the financial statements.

VCG HOLDING CORP.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
For the Period from January 8, 1998 (date of inception)
through December 31, 2001

	Year Ended December 31,	Year Ended December 31,	For the Period from January 8, 1998 (date of inception) through December 31,
	2001	2000	2001
Operating Activities:
Net Income (Loss)	$(6,492)	$(1,285)	$(9,628)
Adjustment to reconcile net (loss) to net cash providedby operating activities:
(Increase) decrease in accrued interest receivable	420	(140)	—
Increase (decrease) in accounts payable	(1,956)	1,425	—

Net Cash (Used in) Operating Activities	(8,028)	—	(9,628)

Cash Flows from Investing Activities
Decrease in notes receivable	2,000	—	—

Net Cash Provided by Investing Activities	2,000	—	—

Cash Flows from Financing Activities:
Increase in common stock and additional paid-in capital	6,036	—	11,636

Net Cash Provided by Financing Activities	6,036	—	11,636

Increase in Cash	8	—	2,008
Cash, Beginning of Period	2,000	2,000	—

Cash, End of Period	$2,008	$2,000	$2,008

Interest Paid	$—	$—	$—

Income Taxes Paid	$—	$—	$—

The accompanying notes are an integral part of the financial statements.

VCG HOLDING CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2001

(1)    Summary of Accounting Policies

This summary of significant accounting policies of VCG Holding Corp. (Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

(a)  Description of Business

The Company was organized on May 16, 1989 for the purpose of engaging in any lawful business but it is management’s plan to seek a business combination. On November 1, 1995, the Company was administratively dissolved by the Colorado Secretary of State due to nonrenewal of the required corporate report. Effective January 8, 1998, the Company reincorporated for the purpose of carrying on the business of the old corporation. The Company is a development-stage company since planned principal operations have not commenced. Until January 8, 1998, the Company was a wholly owned subsidiary of Vanden Capital Group, Inc.

The Company has selected December 31 as its year end.

(b)  Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c)  Income Taxes

As of December 31, 2001, the Company had net operating losses available for carryover to future years of approximately $10,000, expiring in various years through 2021. Utilization of these carry-overs may be limited if there is a change in control of the Company. As of December 31, 2001, the Company has total deferred tax assets of approximately $2,000 due to operating loss carry forwards. However, because of the uncertainty of potential realization of these tax assets, the Company has provided a valuation allowance for the entire $2,000. Thus, no tax assets have been recorded in the financial statements as of December 31, 2001.

VCG HOLDING CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2001

(1)    Summary of Accounting Policies, Continued

(d)  Basis of Presentation—Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has minimal capital that raise substantial doubts about its ability to continue as a going concern.

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financial requirements, raise additional capital, and the success of its future operations.

Management is in the process of attempting to raise additional capital and reduce operating expenses. Management believes that its ability to raise additional capital or complete a business combination provide an opportunity for the Company to continue as a going concern.

(e)  Date of Inception

The date of inception as used in these financial statements relates to the January 8, 1998, the date of reincorporation of the Company.

(2)    Common Stock Issued

During the period ended December 31, 1998 the Company issued 750,000 restricted shares of common stock to Vanden Capital Group for $2,000 cash and $989 investment in marketable securities. The securities became worthless during the year ended December 31, 1998 and were charged to expense. The 750,000 shares of the Company’s stock were reissued to the shareholders of Vanden Capital Group as they existed on December 15, 1997. Also during the year ended December 31, 1998, the Company issued 1,000,000 shares of the Company’s common stock to two officers of the Company in exchange for promissory notes in the amount of $1,000 each. These notes bore interest at 7% per annum, were collateralized by the 1,000,000 shares issued and were paid in full during the year ended December 31, 2001.

VCG HOLDING CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2001

(3)    Related Party Transactions and Contingency

During the year ended December 31, 1998, the Company issued 1,000,000 restricted shares of the Company’s common stock to two officers of the Company in exchange for promissory notes in the amount of $1,000 each. These notes bore interest at 7% per annum, were collateralized by the 1,000,000 shares issued and were paid in full during the year ended December 31, 2001.

From January 1998 through December 31, 2001, the Company incurred legal fees of $6,036 to a law firm in which two former officers and directors of the Company were members. The law firm’s representation was terminated on December 15, 2001. The Company had previously considered issuing 300,000 shares of common stock to the firm for legal fees incurred and to be incurred by the Company. Management asserts that a certificate for 300,000 shares of common stock was wrongfully taken from the Company’s records by a member of the Company’s former law firm. The member has offered to return the certificate upon the Company paying claimed legal fees totaling $17,074. The Company disputes this amount. A stop transfer order has been placed against the certificate, and the certificate is to be canceled upon its surrender. The Company’s two former officers and directors have agreed to assume liability with respect to payment of legal fees of $17,074. The Company has recorded contributed capital in the amount of $6,036 for the estimated value of legal services performed through December 31, 2001, based on that agreement. A contingency exists with respect to this disputed matter, the ultimate resolution of which cannot presently be determined.

(4)    Subsequent Events

In April 2002, the Company’s current management and their affiliates purchased 1,236,428 shares of the Company’s previously issued and outstanding common stock from the former officers and directors of the Company. This transaction resulted in a change in control of the Company.

In April 2002, an entity affiliated with the new Chairman of the Company purchased 1,585,000 shares of common stock from the Company for $1,585,000. In addition, the Company sold 515,000 shares of common stock for $515,000 in a private placement.

On April 30, 2002, the Company acquired for $2,000,000 all of the outstanding capital stock of Platinum of Illinois, Inc., an Illinois corporation. The purchase included a lease that has been capitalized and transferred to a wholly owned subsidiary. The lease is payable at $15,000 per month for five years and payment of $900,000 at the end of the term. The Company’s current Chairman has personally guaranteed the lease. The Company elected to capitalize the lease with a value of $1,421,628, bearing interest at 6.5 percent per annum. Another wholly owned subsidiary leases the building and land on a one-year renewable lease for $15,000 per month.

VCG HOLDING CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2001

(4)    Subsequent Events, Continued

On May 1, 2002, the Company contracted with an affiliate of the new management to manage operations.

On May 8, 2002, the Company formed a wholly owned subsidiary, Indy Restaurant Concepts, Inc. (“IRC”), an Indiana corporation. In June 2002, the Company acquired and transferred into IRC all of the assets and liabilities of Indy of Colorado Ltd., a Colorado limited partnership (“Indy”). The assets were valued at $1,590,000 and acquired for 1,590,000 shares of the Company’s common stock. Also in June 2002, another wholly owned subsidiary of the Company purchased the building in which IRC leases space. The lease is a one-year renewable lease for $12,500 per month. The subsidiary paid $2,550,000 for the building and land. The property has a mortgage of $1,000,000 from a bank, payable at $7,070 per month for three years, bearing interest at 5.75 percent per annum, and with a balloon payment of $917,796 due on July 15, 2005. The Company’s current Chairman has personally guaranteed the $1,000,000 mortgage on the property. A company affiliated with the Company’s new Chairman, provided a $1,400,000 credit facility, expiring July 2007 and bearing interest at 9 percent per annum, which was used to partially fund the purchase of the building and land. Debt under the credit facility is convertible at the election of the lender into shares of the Company’s common stock at $1.00 per share.

On June 30, 2002, the Company acquired all of the outstanding capital stock of Tennessee Restaurant Concepts, Inc., a Tennessee corporation (“TRC”), which was valued at $604,800 for 604,800 shares of the Company’s common stock. Also on June 30, 2002, a wholly owned subsidiary of the Company acquired the 14,000 square foot building in which TRC operates. The purchase price consisted of the assumption of the $1,640,000 mortgage on the property and 195,200 shares of the Company’s common stock at $1.00 per share. The building is leased for $15,000 per month on a one-year renewable lease. The terms of the mortgage include a monthly payment of $15,000, $10,000 per month of principle reduction and $5,000 per month interest. The balance of the mortgage at the date of acquisition was $1,640,000 with a balloon payment of $1,500,000 due October 2003. The Company’s current Chairman has personally guaranteed the $1,640,000 mortgage on the property.

The Board adopted the Stock Option and Stock Bonus Plan as of April 23, 2002, and it was approved by the shareholders on July 22, 2002. Under the plan, the Company may grant up to 700,000 shares of common stock to its designated employees, officers, directors, advisors and independent contractors incentive stock options, non-qualified stock options and stock. As of July 22, 2002, no stock options or stock bonuses had been issued under the plan.

(5)  Stock Split

Effective July 22, 2002, the Company effected a one for two reverse stock split. All references to stock outstanding have been retroactively adjusted as if the split had taken place on the earliest date shown.

PLATINUM OF ILLINOIS, INC.

BALANCE SHEETS

	April 30,	December 31,
	2002	2001	2000
ASSETS
Current Assets
Cash & cash equivalents	$—	$10,000	$10,000
Other receivables	—	638	7,300
Inventories	6,622	5,840	5,965
Prepaid expenses	—	—	—
Other current assets	—	—	—

Total Current Assets	6,622	16,478	23,265

Equipment and Leasehold Improvements
Equipment	71,186	69,235	88,294
Parking lot	5,450	5,450	—
Leasehold improvements	84,721	76,719	81,845
Less accumulated depreciation	(82,771)	(80,491)	(87,288)

Net equipment and leasehold improvements	78,586	70,913	82,850

Total Assets	$85,208	$87,391	$106,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable—trade	$2,104	$—	$—
Accrued expenses	—	6,168	5,410
Bank overdraft	—	54,426	35,121

Total current liabilities	2,104	60,594	40,531

Stockholders’ Equity
Common stock	1,000	100	100
Paid-in capital	4,789	—	—
Retained earnings	77,315	26,697	65,484

Total stockholders’ equity	83,104	26,797	65,584

Total Liabilities and Stockholders’ Equity	$85,208	$87,391	$106,115

See notes to financial statements

PLATINUM OF ILLINOIS, INC.

STATEMENTS OF INCOME
For the four months ended and years ended,

	April 30,	December 31,
	2002	2001	2000
Revenues
Sales of Alcoholic beverages	$312,307	$1,021,033	$1,010,939
Sales of food and merchandise	25,322	82,827	82,843
Service revenue	101,362	305,782	330,255
Other	3,405	8,250	11,950

	442,397	1,417,893	1,435,987

Operating Expenses
Cost of goods sold	73,271	212,773	196,824
Salaries and wages	149,154	512,229	462,032
Management fee	—	160,000	192,000
Other general and administrative
Taxes and permits	20,380	111,898	84,892
Charge card and bank fees	13,196	12,263	15,654
Rent	61,464	199,200	199,200
Legal and professional	1,200	19,900	25,675
Advertising and marketing	20,281	43,620	61,394
Other	52,455	167,016	195,965
Depreciation	2,280	6,812	6,450

Total Operating Expenses	393,680	1,445,712	1,440,087

Income (loss) from operations	48,717	(27,819)	(4,099)

Other income (expenses)
Interest expense	—	—	—
Interest income	—	—	—
Gain (loss) on sale/dispostion of assets	—	(10,969)	—
Other	—	—	—

Total Other Income (Expenses)	—	(10,969)	—

Net income (loss) before income taxes	48,717	(38,788)	(4,099)
Federal income tax expense (refund)	(1,902)	—	—
State income tax expense (refund)	—	—	—

Net income (loss)	$50,619	$(38,788)	$(4,099)

See notes to financial statements

PLATINUM OF ILLINOIS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY
For the four months ended April 30, 2002
For the years ended December 31, 2001 and 2000

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balances, December 31, 1999	—		$10	$100	$—	$69,584	$69,684
Net loss						(4,099)	(4,099)

Balances, December 31, 2000	—	—	10	100	—	65,485	65,585
Net loss						(38,788)	(38,788)

Balances, December 31, 2001	—	—	10	100	—	26,697	26,797
Payment of additional capital			—	900	4,789		5,689
Net income						50,619	50,619

Balances, April 30, 2002	—		$10	$1,000	$4,789	$77,315	$83,105

See notes to financial statements

PLATINUM OF ILLINOIS, INC.

STATEMENTS OF CASH FLOWS
For the four months ended and years ended,
	April 30,	December 31,
	2002	2001	2000
Net income (loss)	$—	$50,619	(38,788)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—	2,280	6,812
(Increase) decrease in other receivables	638	6,662	(216)
(Increase) decrease in inventory	(782)	125	(945)
(Increase) decrease in prepaid expenses	—	—	—
(Increase) decrease in other current assets	—	—	—
(Gain) loss on disposition of equipment	—	10,969	—
Increase (decrease) in trade accounts payable	2,104	—	—
Increase (decrease) in bank overdraft	(54,426)	19,305	16,782
Increase (decrease) in accrued expenses	(6,168)	758	(1,673)

Net cash provided by operating activities	(58,634)	90,718	(18,028)

Investing Activities
Purchases of equipment and leasehold improvements	(9,954)	(12,493)	(16,299)
Proceeds from disposition of equipment	—	6,650	—

Net cash used by investing activities	(9,954)	(5,843)	(16,299)

Financing Activities
Proceeds from additional paid in capital	5,689	—	—

Net cash provided by financing activities	5,689	—	—

Net increase (decrease) in cash	(62,899)	84,875	(34,327)
Cash beginning of year	60,548	(24,327)	10,000

Cash end of year	$(2,351)	$60,548	$(24,327)

See notes to financial statements

PLATINUM OF ILLINOIS, INCORPORATED

NOTES TO FINANCIAL STATEMENTS
April 30, 2002, December 31, 2001 and 2000
1)    Organization

The Company incorporated as an Illinois corporation in March 1992. The Company is in the business of owning and operating a nightclub which provides premium quality live adult entertainment, restaurant and beverage services in an up-scale environment to affluent patrons. The Company operates the nightclub in a suburb St. Louis, Illinois.

The Company has selected December 31 as its year end.

2)    Summary of Accounting Policies

Use of Estimates in the Preparation of Financial Statements

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories, consisting principally of liquor and food products, are stated at the lower of cost or market (first-in, first-out method).

Property and Equipment

Property and equipment are stated at cost. Cost of property renovations or improvements are capitalized; costs of property maintenance and repairs are charged against operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets, as follows:

Leasehold improvements	7-15 years
Equipment	5-7 years

Revenue Recognition

The Company recognizes all revenues at point-of-sale upon receipt of cash, check or charge card sale. This includes VIP Room Memberships, since the memberships are non-refundable and the Company has no material obligation for future performance.

Income Taxes

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which reflects an asset and liability approach in accounting for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

PLATINUM OF ILLINOIS, INCORPORATED

NOTES TO FINANCIAL STATEMENTS—(Continued)
April 30, 2002, December 31, 2001 and 2000

2)    Income Taxes

As of December 31, 2001, the Company had net operating losses available for carryover to future years of approximately $21,000, expiring in various years through 2021. Utilization of these carry-overs may be limited if there is a change in control of the Company and the loss will only be available for use against income generated in the Company

A reconciliation of the Company’s income tax benefit as computed using the Federal statutory rate to the effective income tax benefit is as follows:

	2001	2000
Income tax benefit computed at Federal rate (15%)	$(5,097)	$(3)
State income tax benefit	(1,630)	(0)
Loss limited by valuation allowance	4,825	3

Income tax benefit	$1,908	$0

The Company has a contribution carry forward available of $5,821.

3)    Related Party

The Company operates the nightclub in a building owned and operated by the a entity related to the stockholders of the Company.

4)    Subsequent Event

The Company’s common stock for sold to VCG Holdings Corp on May 1, 2002 for $ 2,000,000 cash and the Company will operate as a wholly owned subsidiary of VCG Holdings Corp.

INDY OF COLORADO, LTD.

BALANCE SHEETS

	June 30,	December 31,
	2002	2001	2000
ASSETS
Current Assets
Cash & cash equivalents	$8,846	$55,395	$55,791
Other receivables	—	—	300
Inventories	8,118	8,019	7,842
Prepaid expenses	13,530	32,907	8,362

Total Current Assets	30,494	96,321	72,295

Equipment and Leasehold Improvement
Equipment	66,260	66,260	65,008
Furniture & fixtures	67,864	67,864	67,864
Signs	11,800	11,800	11,800
Leasehold improvements	198,987	198,987	194,766
Less accumulated depreciation	(201,067)	(180,017)	(173,560)

Net equipment and leasehold improvements	143,844	164,894	165,878

Other Assets
Goodwill	67,930	67,930	67,930

Total Other Assets	67,930	67,930	67,930

Total Assets	$242,268	$329,145	$306,103

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities
Accounts payable—trade	$9,054	3,041	$2,875
Accrued expenses	8,366	22,572	20,497
Due to related party	7,150	—	—
Current portion of long-term debt	—	23,804	21,519

Total current liabilities	24,570	49,417	44,891

Long-term Debt
Long-term debt	—	26,280	50,084

Total long-term debt	—	26,280	50,084

Partners’ Equity	217,698	253,448	211,128

Total liabilities and partners’ equity	$242,268	$329,145	$306,103

See notes to financial statements

INDY OF COLORADO, LTD.

STATEMENTS OF INCOME
For the six months ended and years ended,

	June 30,	December 31,
	2002	2001	2000
Revenues
Sales of Alcoholic beverages	$687,304	$1,433,504	$1,417,538
Sales of food and merchandise	99,799	204,928	206,733
Service revenue	387,104	774,144	700,298
Other	46,215	80,323	58,691

Total Revenue	1,220,422	2,492,899	2,383,260

Operating Expenses
Cost of goods sold	156,520	326,451	308,242
Salaries and wages	205,188	372,127	358,273
Management fee	214,000	515,236	165,956
Other general and administrative
Taxes and permits	65,583	121,424	138,011
Charge card and bank fees	12,100	16,502	14,328
Rent	49,203	98,006	90,838
Legal and professional	58,364	64,274	75,019
Advertising and marketing	37,647	88,199	96,234
Other	139,573	184,602	236,221
Depreciation	9,250	18,257	15,578

Total Operating Expenses	947,428	1,805,078	1,498,699

Income from operations	272,994	687,821	884,561

Other income (expenses)
Interest expense	(2,163)	(6,206)	(8,232)
Interest income	—	552	—
Other	—	—	—

Total other income (expense)	(2,163)	(5,654)	(8,232)

Net income (loss)	$270,831	$682,167	$876,329

See notes to financial statements

INDY OF COLORADO, LTD.

STATEMENT OF PARTNERS’ EQUITY
For the six months ended June 30, 2002
For the years ended December 31, 2001 and December 31, 2000

Balance, December 31, 1999	$153,799
Distribution	(819,000)
Net income	876,329

Balance, December 31, 2000	211,128
Distribution	(639,847)
Net income	682,167

Balances, December 31, 2001	253,448
Distribution	(306,580)
Net income	270,830

Balances, June 30, 2002	$217,698

See notes to financial statements

INDY OF COLORADO, LTD.

STATEMENTS OF CASH FLOWS
For the six months ended and years ended,
	June 30,	December 31,
	2002	2001	2000
Net income (loss)	$270,830	$682,167	876,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,250	18,257	15,578
(Increase) decrease in other receivables	—	300	5,883
(Increase) decrease in inventory	(99)	(177)	(1,348)
(Increase) decrease in prepaid expenses	19,377	(24,545)	3,184
(Increase) decrease in other current assets	—	—	—
(Gain) loss on disposition of equipment	—	—	—
Increase (decrease) in trade accounts payable	6,013	166	2,020
Increase (decrease) in due to related party	7,150	—	—
Increase (decrease) in accrued expenses	(14,206)	2,075	(7,055)

Net cash provided by operating activities	298,315	678,243	894,591

Investing Activities
Purchases of equipment and leasehold improvements	—	(5,473)	(43,417)
Proceeds from disposition of equipment	—	—	—

Net cash used by investing activities	—	(5,473)	(43,417)

Financing Activities
Distribution	(294,780)	(651,650)	(819,000)
Payments on notes payable	(50,084)	(21,516)	(19,490)

Net cash provided by financing activities	(344,864)	(673,166)	(838,490)

Net increase (decrease) in cash	(46,549)	(396)	12,684
Cash beginning of year	55,395	55,791	43,107

Cash end of year	$8,846	$55,395	$55,791

See notes to financial statements

INDY OF COLORADO, LTD.

NOTES TO FINANCIAL STATEMENTS
April 30, 2002, December 31, 2001 and 2000

1)    Organization

The Company formed as an Indiana Limited Partnership in November, 1988. The Company is in the business of owning and operating a nightclub which provides premium quality live adult entertainment, restaurant and beverage services in an up-scale environment to affluent patrons. The Company operates the nightclub in a suburb Indianapolis, Indiana.

The Company has selected December 31 as its year end.

2)    Summary of Accounting Policies

Use of Estimates in the Preparation of Financial Statements

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories, consisting principally of liquor and food products, are stated at the lower of cost or market (first-in, first-out method).

Property and Equipment

Property and equipment are stated at cost. Cost of property renovations or improvements are capitalized; costs of property maintenance and repairs are charged against operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets, as follows:

Leasehold improvements	7-15 years
Equipment	5-7 years

Revenue Recognition

The Company recognizes all revenues at point-of-sale upon receipt of cash, check or charge card sale. This includes VIP Room Memberships, since the memberships are non-refundable and the Company has no material obligation for future performance.

Income Taxes

No income tax provision has been included in the financial statement since income or loss of the Partnership is required to be reported by the respective partners on their individual tax returns.

INDY OF COLORADO, LTD.

NOTES TO FINANCIAL STATEMENTS—(Continued)
April 30, 2002, December 31, 2001 and 2000

3)    Long-term debt

Long-term debt consists of the following:

	June 30	December 31
	2002	2001	2000
10% note payable to an individual unsecured. Payable at $2,310 per month including interest, due February, 2004. The note was paid-off in June, 2002 as part of the transfer of the Indy of Colorado, Ltd assets and liabilities. Guaranteed by the chairman of the Company	—	50,084	71,603

Total	$—	$50,084	$71,603
Less current portion long-term debt	—	23,804	21,519

Long-term debt	$—	$26,280	$50,084

4)    Subsequent Event

The Company’s assets and liabilities were transferred to VCG Holdings Corp on June 30, 2002 in an tax free exchange under IRC 351 of the Internal Revenue Code and the Company will operate in a wholly owned subsidiary of VCG Holdings Corp, Indy Restaurant Concepts, Inc..

TENNESSEE RESTAURANT CONCEPTS, INC.

BALANCE SHEETS

	June 30,	December 31,
	2002	2001	2000
ASSETS
Current Assets
Cash & cash equivalents	$21,909	$36,260	$55,993
Other receivables	325	1,400	3,700
Inventories	5,200	4,154	5,839
Prepaid expenses	—	—	—
Due from related parties	2,350	1,450	—

Total Current Assets	29,784	43,264	65,532

Equipment and Leasehold Improvements
Equipment	80,495	80,495	80,495
Furniture & fixtures	87,400	87,400	87,400
Signs	13,528	13,528	13,528
Leasehold improvements	13,819	13,819	13,819
Less accumulated depreciation	(86,891)	(62,316)	13,189

Net equipment and leasehold improvements	108,351	132,926	208,431

Other Assets
Deposits	9,725	9,725	9,725
Goodwill, net of amortization	639,230	1,078,334	1,269,423

Total other assets	648,955	1,088,059	1,279,148

Total Assets	$787,090	$1,264,249	$1,553,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable—trade	$6,851	17,088	$10,811
Accrued expenses	19,761	20,373	21,151
Due to related parties	—	1,379,443	1,555,345

Total current liabilities	26,612	1,416,904	1,587,307

Stockholders’ Equity
Common stock	1,000	1,000	1,000
Paid-in capital	1,470,543	131,300	131,300
Retained earnings	(711,065)	(284,955)	(166,496)

Total stockholders’ equity	760,478	(152,655)	(34,196)

Total Liabilities and Stockholders’ Equity	$787,090	$1,264,249	$1,553,111

See notes to financial statements

TENNESSEE RESTAURANT CONCEPTS, INC.

STATEMENTS OF INCOME
For the six months ended, year ended, and (inception)
July 10, 2000 to,

	June 30,	December 31,
	2002	2001	2000
Revenues
Sales of Alcoholic beverages	$389,568	$842,441	$194,354
Sales of food and merchandise	29,922	74,847	2,928
Service revenue	182,572	434,674	114,464
Other	32,961	74,340	18,850

Total Revenue	635,023	1,426,302	330,596

Operating Expenses
Cost of goods sold	88,007	185,221	34,580
Salaries and wages	178,048	379,064	122,604
Management fee	—	—	—
Other general and administrative
Taxes and permits	73,482	169,471	37,600
Charge card and bank fees	3,505	6,955	2,508
Rent	90,000	180,000	45,000
Legal and professional	13,897	25,115	23,685
Advertising and marketing	60,164	139,645	45,414
Other	90,351	219,073	97,705
Depreciation & amortization	463,679	240,217	87,996

Total Operating Expenses	1,061,133	1,544,761	497,092

Income (loss) from operations	(426,110)	(118,459)	(166,496)

Other income (expenses)
Interest expense	—	—	—
Interest income	—	—	—
Gain (loss) on sale/dispostion of assets	—	—	—
Other	—	—	—

Total Other Income (Expenses)	—	—	—

Net income (loss)	$(426,110)	$(118,459)	$(166,496)

See notes to financial statements

TENNESSEE RESTAURANT CONCEPTS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY
For the six months ended June 30, 2002
For the year ended December 31, 2001 and
(Inception) July 10, 2000 to December 31, 2000

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balances, (Inception) July 10, 2000	1,000	$1,000	$131,300	$—	$132,300
Net loss				(166,496)	(166,496)

Balances, December 31, 2000	1,000	1,000	131,300	(166,496)	(34,196)
Net loss				(118,459)	(118,459)

Balances, December 31, 2001	1,000	1,000	131,300	(284,955)	(152,655)
Contribution of related party note			1,339,243		1,339,243
Net loss				(426,110)	(426,110)

Balances, June 30, 2002	1,000	$1,000	$1,470,543	$(711,065)	$760,478

See notes to financial statements

TENNESSEE RESTAURANT CONCEPTS, INC.

STATEMENTS OF CASH FLOWS
For the six months ended, year ended, and (inception) July 10, 2000 to,

	June 30,	December 31,
	2002	2001	2000
Net income (loss)	$(426,110)	$(118,459)	(166,496)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	463,679	240,217	87,996
(Increase) decrease in other receivables	1,075	2,300	(3,700)
(Increase) decrease in inventory	(1,046)	1,685	(5,839)
(Increase) decrease in prepaid expenses	—	—	—
(Increase) decrease in other current assets	—	—	—
(Gain) loss on disposition of equipment	—	—	—
Increase (decrease) in trade accounts payable	(10,237)	6,277	10,811
Increase (decrease) in bank overdraft	—	—	—
Increase (decrease) in accrued expenses	(612)	(778)	21,151

Net cash provided by operating activities	26,749	131,242	(56,077)

Investing Activities
Purchases of equipment and leasehold improvements	—	—	(195,242)
Purchases of goodwill and non compete agreement	—	—	(1,344,230)
Deposits	—	—	(9,725)
Proceeds from disposition of equipment	—	—	—

Net cash used by investing activities	—	—	(1,549,197)

Financing Activities
Distribution	—	—	—
Due to related parties advances	(900)	(1,450)	1,567,700
Due to related parties repayment	(40,200)	(149,525)	(38,733)
Issuance of common stock	—	—	1,000
Proceeds from additional paid in capital	—	—	131,300

Net cash provided by financing activities	(41,100)	(150,975)	1,661,267

Net increase (decrease) in cash	(14,351)	(19,733)	55,993
Cash beginning of year	36,260	55,993	—

Cash end of year	$21,909	$36,260	$55,993

See notes to financial statements

TENNESSEE RESTAURANT CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS
April 30, 2002, December 31, 2001 and 2000

1)    Organization

The Company formed as a Tennessee Corporation in July, 2000. The Company is in the business of owning and operating a nightclub which provides premium quality live adult entertainment, restaurant and beverage services in an up-scale environment to affluent patrons. The Company operates the nightclub in a suburb Memphis, Tennessee.

The Company has selected December 31 as its year end.

2)    Summary of Accounting Policies

Use of Estimates in the Preparation of Financial Statements

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories, consisting principally of liquor and food products, are stated at the lower of cost or market (first-in, first-out method).

Property and Equipment

Property and equipment are stated at cost. Cost of property renovations or improvements are capitalized; costs of property maintenance and repairs are charged against operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets, as follows:

Leasehold improvements	7-15 years
Equipment	5-7 years

Revenue Recognition

The Company recognizes all revenues at point-of-sale upon receipt of cash, check or charge card sale. This includes VIP Room Memberships, since the memberships are non-refundable and the Company has no material obligation for future performance.

Income Taxes

The Company has elected to be taxed as an “S” Corporation under Section 1361 of the Internal Revenue Code, all income and deductions flow through to the individual stockholders and are taxed accordingly. With the acquisition of the stock of TRC the “S” Corporation election terminated effective July 1, 2002

TENNESSEE RESTAURANT CONCEPTS, INC.

NOTES TO FINANCIAL STATEMENTS
April 30, 2002, December 31, 2001 and 2000

2)    Summary of Accounting Policies (Continued)

Goodwill

The Company adopted the Statement of Financial Accounting Standards (“SFAS”) Nos. 141 and 142 “Business Combinations” and “Goodwill and other Intangible Assets” on January 1, 2002. Statement 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under the guidance of Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test. The adoption of this statement had a material effect on the financial position or results of operations of the Company, as $406,000 was charged against the June 30, 2002 earnings. The amount of the charge was determined by an independent business valuation prepared for the purpose of the acquisition by the Company and the adoption of SFAS 141 and 142.

For the years ended December 31, 2001 and 2000 and six months ended June 30, 2002 amortization of goodwill amounted to $ 191,090, $74,807, and $439,104 respectively.

3)    Related Party

The due to related party was to an affiliate of the sole shareholder and on June 30, 2002 the affiliate and the shareholder converted $1,339,243 to capital in the Company.

The Company leases its facility from Tennessee Restaurant Concepts II, LP that is related to the Shareholder for $15,000 per month on a one year renewable lease.

4)    Subsequent Event

The Company’s ownership was transferred to VCG Holdings Corp on June 30, 2002 in an tax free exchange. The Company will operate as a wholly owned subsidiary of VCG Holdings Corp.

TENNESSEE RESTAURANT CONCEPTS II, L.P.

BALANCE SHEETS

	June 30,	December 31,
	2002	2001	2000
ASSETS
Cash & cash equivalents	$—	$5,961	$7,845
Due from related parties	—	1,387,058	1,551,965
Due from Tennessee Restaurant Concepts, Inc.	—	13,894	—
Investment in VCG Holding Corp	195,200	—	—
Building	—	1,599,572	1,599,572
Land	—	275,000	275,000
Accumulated depreciation	—	(49,560)	(8,545)

Total Assets	$195,200	$3,231,925	$3,425,837

LIABILITIES AND PARTNERS’ EQUITY
Mortgage payable	$—	$1,700,000	$1,820,000
Due to related party	—	—	2,000
Partners’ Equity	195,200	1,531,925	1,603,837

Total Liabilities Partners’ Equity	$195,200	$3,231,925	$3,425,837

See notes to financial statements.

TENNESSEE RESTAURANT CONCEPTS II, L.P.

STATEMENTS OF INCOME
For the six months ended, year ended, and
(inception) July 10, 2000 to,

	June 30, 2002	December 31,
		2001	2000
Revenue
Rental income	$90,000	$180,000	$45,000
Gain on sale of assets	30,696	—	—

Total revenue	120,696	180,000	45,000

Expenses
Interest expense	30,000	60,000	20,000
Real estate taxes	1,700	5,713	3,513
Other expenses	246	184	105
Depreciation	20,508	41,015	8,545

Total expenses	52,454	106,912	32,163

Net Income	$68,242	$73,088	$12,837

See notes to financial statements

TENNESSEE RESTAURANT CONCEPTS II, L.P.

STATEMENT OF PARTNERS’ EQUITY
For the six months ended June 30, 2002
For the year ended December 31, 2001 and (Inception) July 10, 2000 to December 31, 2000

Balance, (Inception) July 10, 2000	$—
Capital Contribution	1,591,000
Distribution	—
Net income	12,837

Balance, December 31, 2000	1,603,837
Distribution	(145,000)
Net income	73,088

Balances, December 31, 2001	1,531,925
Distribution	(40,000)
Distribution of due from related parties to limited partner	(1,364,967)
Net income	68,242

Balances, June 30, 2002	$195,200

See notes to financial statements

TENNESSEE RESTAURANT CONCEPTS II, L.P.

STATEMENTS OF CASH FLOWS
For the six months ended, year ended, and (inception) July 10, 2000 to,

	June 30,	December 31,
	2002	2001	2000
Net income	$68,242	$73,088	$12,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,508	41,015	8,545
Gain on sale of assets	(30,696)	—	—

Net cash provided by operating activities	58,054	114,103	21,382

Investing Activities
Purchase of land and building	—	—	(1,874,572)

Net cash used by investing activities	—	—	(1,874,572)

Financing Activities
Proceeds from mortgage payable	—	—	1,860,000
Payments on mortgage payable	(60,000)	(120,000)	(40,000)
Loan to related party	—	—	(1,591,000)
Payment of loan related party	35,985	149,013	41,035
Distribution	(40,000)	(145,000)	—
Proceeds from partners capital	—	—	1,591,000

Net cash provided by financing activities	(64,015)	(115,987)	1,861,035

Net increase (decrease) in cash	(5,961)	(1,884)	7,845
Cash beginning of year	5,961	7,845	—

Cash end of year	$—	$5,961	$7,845

See notes to financial statements

TENNESSEE RESTAURANT CONCEPTS II, LP.

NOTES TO FINANCIAL STATEMENTS
April 30, 2002, December 31, 2001 and 2000

1)    Organization

The Company formed as a Tennessee Limited Partnership in July, 2000. The Company is in the business of owning land and building for commercial rental. The Company operates in a suburb of Memphis, Tennessee.

The Company has selected December 31 as its year end.

2)    Summary of Accounting Policies

Use of Estimates in the Preparation of Financial Statements

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Cost of property renovations or improvements are capitalized; costs of property maintenance and repairs are charged against operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets, as follows:

Building and improvements	40 years

Revenue Recognition

The Company recognizes all revenues on a monthly billing basis.

Income Taxes

No income tax provision has been included in the financial statement since income or loss of the Partnership is required to be reported by the respective partners on their individual tax returns

3)    Transfer of Partnership Assets

On June 30, 2002 VCG Real Estate Holding, Inc. agreed to purchase the building and land owned by the Company for $1,835,200. This purchase included all of the assets of the partnership and assumed its only liability. This acquisition was treated as a sale on the books of the seller, including a gain for both financial statement and income tax purposes. There are no income taxes recorded on the books of the Company for this transaction as the gain will be reported by the respective partners on their individual tax returns. The purchase price consisted of the assumption of the $1,640,000 mortgage on the property and 195,200 shares of the VCG Holdings Corp common stock valued at $195,200.

TENNESSEE RESTAURANT CONCEPTS II, LP.

NOTES TO FINANCIAL STATEMENTS (Continued)
April 30, 2002, December 31, 2001 and 2000

4)    Long-term debt

Long-term debt consists of the following:

	June 30		December 31
	2002	2001	2000
4% note payable to an individual secured by real estate in Memphis, Tennessee. Payable at $15,000 per month including interest, due September, 2003. The payment is allocated $5,000 to interest and $10,000 to principle reduction. Guaranteed by the general partner of the Company	1,640,000	1,700,000	1,820,000

Total	$1,640,000	$1,700,000	$1,891,603

The note was transferred on June 30, 2002.

5)    Investment

The Company received 195,200 shares of VCG Holding Corp common stock as a part of the sale of the real estate that it owned. (Note 3) The stock is not listed or trading and was valued based on other recent private sales of the stock. The partnership plans to distribute the stock to its partner liquidate the partnership.

6)    Related Party

The amounts due from related parties were from an affiliate of the Company. On June 30, 2002 an affiliate of the general partner and a limited partner took the receivable as payment for a large part of its partnership interest thereby reducing its interest to approximately 5 percent.

VCG HOLDING CORP.

10,486,428 SHARES OF

COMMON STOCK

PROSPECTUS

                                         , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

The Colorado Business Corporation Act (the “Act”) generally allows for the indemnification of directors, officers, employees and agents of a corporation against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the corporation if such person conducted himself in good faith and reasonable believed his actions were in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Company’s Articles of Incorporation provide that the Company (i) shall indemnify and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the Act, and (ii) may, as determined by the Board of Directors in a specific instance or by resolution of general application, indemnify and advance expense to an employee, fiduciary or agent in connection with a proceeding to the extent permitted or required by and in accordance with the Act.

The Company’s Bylaws provide that a director of the Company shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed below; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

(a) one or more officers or employees for the Company whom the director reasonably believes to be reliable and competent in the matters presented;

(b) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or

(c) A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or Bylaws, as to matters within it designated authority, which committee the director reasonably believes to merit confidence.

The foregoing is qualified in its entirety by reference to the Act and the Company’s Articles of Incorporation and Bylaws and shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled or subsequently acquire under any statute, provision of the Company’s Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, may be unenforceable.

The Company may purchase and maintain insurance on behalf of any person or entity who or which is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person or entity in such capacity or arising out of such person’s or entity’s status as such, whether or not the Company would have the power to indemnify such person or entity against such liability under the Act, or the provisions of the Company’s Articles of Incorporation or Bylaws.

Item 25. Other Expenses of Issuance and Distribution.

Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions are as follows:

SEC Registration Fees	$4,037
Printing and Mailing Fees and Costs	10,000
Transfer Agent Fees and Costs	1,500
Legal Fees and Costs	60,000
Blue Sky Legal and Filing Fees and Costs	8,000
Accounting Fees and Costs	30,000
Miscellaneous	6,463

Total:	$120,000

Item 26. Recent Sales of Unregistered Securities.

The following is stated on a proforma basis to give effect to a one-for-two reverse stock split effective July 22, 2002.

I.

During the year ended December 31, 1998, the Company issued 1,000,000 shares of common stock to two officers and directors of the Company, A. Thomas Tenenbaum and Albert Brenman, in exchange for promissory notes in the amount of $1,000 each. These notes bore interest at 7% per annum, were collateralized by the 1,000,000 shares issued and were paid in full during the year ended December 31, 2001. The sale was not underwritten and no commissions or other remuneration was paid in connection with the sale of the shares. The shares were issued under the exemption provided by Section 4(2) of the Securities Act.

II.

In April 2002, the Company sold 1,585,000 shares of its common stock at $1.00 per share to Lowrie Management, LLLP, an affiliate of the Company’s Chairman of the Board. The sale was not underwritten and no commissions or other remuneration was paid in connection with the sale of the shares. The shares were issued under the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

III.

In April 2002, the Company sold 515,000 shares of common stock at $1.00 per share to the following accredited investors:

IS Investments, Inc.	100,000
Martin F. Egan	45,000
Micheal L. Ocello(1)	40,000
Dennis M. Ocello	40,000
Kurt Smith	30,000
Johan A. Van Baal	25,000
Swen Mortenson	25,000
Gary Tice	25,000
John R. Hartman	25,000
John Rosasco	25,000
Mike/Lisa Swann	20,000
Eric R. Peterson	20,000
Doyle Wagner, Jr.	15,000
William W. Franko	15,000
Jeff Morehouse	15,000
Jimmie F. Markey II	10,000
Albertto L. Fortuny	10,000
Richard P. Westerheide	10,000
Joel Fennern	10,000
James W. White	5,000
Ginny Melton	5,000

Total	515,000

(1)	Mr. Ocello is a director and President of the Company.

The sale was not underwritten and no commissions or other remuneration was paid in connection with the sale of the shares. The shares were issued under the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

IV.

On June 30, 2002, the Company acquired all of the outstanding capital stock of Tennessee Restaurant Concepts, Inc., a Tennessee corporation, which was valued at $604,800 for 604,800 shares of the Company’s common stock. The 604,800 shares were issued as follows:

Troy H. Lowrie(1)	302,400
Lowrie Management, LLLP(2)	302,400

Total	604,800

(1)	Mr. Lowrie is Chairman of the Board of the Company.
(2)	Lowrie Management, LLLP is controlled by Mr. Lowrie.

The sale was not underwritten and no commissions or other remuneration was paid in connection with the sale of the shares. The shares were issued under the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

V.

On June 30, 2002, the Company acquired the 14,000 square foot building in which the Tennessee Club is located. The purchase price consisted of the assumption of the $1,640,000 mortgage on the property and 195,200 shares of the Company’s common stock valued at $1.00 per share. The 195,200 shares were issued as follows:

Lowrie Management, LLLP(1)	35,200
IS Investments, Inc.	80,000
Johan A. Van Baal IRA	40,000
LTD Investments Group, LLC(2)	24,000
Martin F. Egan	16,000

Total	195,200

(1)	Lowrie Management, LLLP is controlled by Troy H. Lowrie, the Company’s Chairman of the Board.
(2)	LTD Investments Group, LLC is controlled by Micheal L. Ocello, a director and President of the Company.

The sale was not underwritten and no commissions or other remuneration was paid in connection with the sale of the shares. The shares were issued under the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

VI.

On June 30, 2002, the Company acquired all of the assets of Indy of Colorado, Ltd., an Indiana corporation, which were valued at $1,590,000 for 1,590,000 shares of the Company’s common stock. The 1,590,000 shares were issued to Indy of Colorado, Ltd. Lowrie Management, LLLP and Lowrie Enterprises Incorporated, which are controlled by Mr. Lowrie, together own a 33% interest in Indy of Colorado, Ltd. The sale was not underwritten and no commissions or other remuneration was paid in connection with the sale of the shares. The shares were issued under the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

Item 27. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation

3.2	Bylaws

4.1	Specimen copy of certificate for common stock $.0001 par value

4.2	Specimen copy of certificate for preferred stock $.0001 par value

4.3	Stock Option and Stock Bonus Plan

5.1	Opinion of Gorsuch Kirgis LLP

10.1
Stock Purchase/Sale Agreement, dated March 27, 2002, between the Company and Shelia Lichty and Linda Sonnenschein (agreement by which the Company acquired all of the outstanding capital stock of Platinum of Illinois, Inc., an Illinois corporation)

10.2
Lease Agreement for 213-215 Madison, Brooklyn, Illinois, dated May 1, 2002, between the Company and RELMSS Service, Inc. (agreement by which the Company acquired the lease on the building and land for the nightclub owned by Platinum of Illinois, Inc., an Illinois corporation)

10.3	Purchase Agreement between Lowrie Management, LLLP and Havair Realty (agreement whereby Lowrie Management acquired the building and land for the nightclub in Indianapolis, Indiana)

10.4
Letter from Lowrie Management, LLLP to Havair Realty LLP, dated May 13, 2002 (letter agreement whereby Lowrie Management assigned the Purchase Agreement for the building and land for the nightclub in Indianapolis, Indiana to the Company)

10.5
Stock Purchase Agreement, dated June 30, 2002, between the Company, Tennessee Restaurant Concepts, Inc., Lowrie Management, LLLP and Troy H. Lowrie (agreement whereby the Company acquired all of the outstanding capital stock of Tennessee Restaurant Concepts, Inc., a Tennessee corporation)

10.6
Contract to Buy and Sell Real Estate, dated June 30, 2002, between the Company and Tennessee Restaurant Concepts II, LP (agreement whereby the Company acquired the building for the nightclub owned by Tennessee Restaurant Concepts, Inc., a Tennessee corporation)

10.7	Trademark License Agreement, dated June 30, 2002, between the Company and Lowrie Management, LLLP

10.8	Line of Credit and Security Agreement, dated June 30, 2002, between the Company and Lowrie Management, LLLP

10.9	Management Contract, dated July 1, 2002, between Registrant and International Entertainment Consultant, Inc.

10.10	Plan of Reorganization Pursuant to IRC §351, dated August 14, 2002, between the Company and Indy of Colorado, Ltd.

21.1	Subsidiaries

23.1	Consent of Gorsuch Kirgis LLP (included in Exhibit 5.1)

23.2	Consent of Donald W. Prosser, P.C.

23.3	Consent of Schumacher & Associates, Inc.

Item 28. Undertakings.

1. The small business issuer is registering securities under Rule 415 of the Securities Act and will:

(a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

(b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3. The undersigned small business issuer will: (i) for determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective, and (ii) for determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in Denver, Colorado, on September 10, 2002.

VCG HOLDING CORP.

By	/s/ MICHAEL L. OCELLO

Michael L. Ocello, Director and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ TROY H. LOWRIE Troy H. Lowrie	Chairman of the Board	September 10, 2002

/s/ MICHAEL L. OCELLO Michael L. Ocello	Director and President	September 10, 2002

/s/ MARY E. BOWLES-COOK Mary E. Bowles-Cook	Secretary, Treasurer, and Principal Accounting and Financial Officer	September 10, 2002

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation

3.2	Bylaws

4.1	Specimen copy of certificate for common stock $.0001 par value

4.2	Specimen copy of certificate for preferred stock $.0001 par value

4.3	Stock Option and Stock Bonus Plan

5.1	Opinion of Gorsuch Kirgis LLP

10.1
Stock Purchase/Sale Agreement, dated March 27, 2002, between the Company and Shelia Lichty and Linda Sonnenschein (agreement by which the Company acquired all of the outstanding capital stock of Platinum of Illinois, Inc., an Illinois corporation)

10.2
Lease Agreement for 213-215 Madison, Brooklyn, Illinois, dated May 1, 2002, between the Company and RELMSS Service, Inc. (agreement by which the Company acquired the lease on the building and land for the nightclub owned by Platinum of Illinois, Inc., an Illinois corporation)

10.3	Purchase Agreement between Lowrie Management, LLLP and Havair Realty (agreement whereby Lowrie Management acquired the building and land for the nightclub in Indianapolis, Indiana)

10.4
Letter from Lowrie Management, LLLP to Havair Realty LLP, dated May 13, 2002 (letter agreement whereby Lowrie Management assigned the Purchase Agreement for the building and land for the nightclub in Indianapolis, Indiana to the Company)

10.5
Stock Purchase Agreement, dated June 30, 2002, between the Company, Tennessee Restaurant Concepts, Inc., Lowrie Management, LLLP and Troy H. Lowrie (agreement whereby the Company acquired all of the outstanding capital stock of Tennessee Restaurant Concepts, Inc., a Tennessee corporation)

10.6
Contract to Buy and Sell Real Estate, dated June 30, 2002, between the Company and Tennessee Restaurant Concepts II, LP (agreement whereby the Company acquired the building for the nightclub owned by Tennessee Restaurant Concepts, Inc., a Tennessee corporation)

10.7	Trademark License Agreement, dated June 30, 2002, between the Company and Lowrie Management, LLLP

10.8	Line of Credit and Security Agreement, dated June 30, 2002, between the Company and Lowrie Management, LLLP

10.9	Management Contract, dated July 1, 2002, between the Company and International Entertainment Consultant, Inc.

10.10	Plan of Reorganization Pursuant to IRC §351, dated August 14, 2002, between the Company and Indy of Colorado, Ltd.

21.1	Subsidiaries

23.1	Consent of Gorsuch Kirgis LLP (included in Exhibit 5.1)

23.2	Consent of Donald W. Prosser, P.C.

23.3	Consent of Schumacher & Associates, Inc.